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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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CUMMINS INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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500 JACKSON STREET, BOX 3005, COLUMBUS, INDIANA 47202-3005

NOTICE OF 2015 ANNUAL MEETING OF SHAREHOLDERS

To Our Shareholders:

        NOTICE IS HEREBY GIVEN that the 2015 Annual Meeting of the Shareholders of Cummins Inc. will be held at our Columbus Engine Plant located at 500 Central Avenue, Columbus, Indiana, on Tuesday, May 12, 2015, at 11:00 a.m. Eastern Daylight Saving Time, for the following purposes:

  1.
  to elect the ten nominees named in the attached proxy statement as directors for the ensuing year;

  2.
  to consider an advisory vote on the compensation of our named executive officers;

  3.
  to ratify the appointment of PricewaterhouseCoopers LLP as our auditors for 2015;

  4.
  to consider a proposal from a shareholder; and

  5.
  to transact any other business that may properly come before the meeting or any adjournment thereof.

        Only shareholders of our Common Stock of record at the close of business on March 10, 2015 are entitled to notice of and to vote at the meeting.

        If you do not expect to be present in person at the meeting, you are urged to vote your shares by telephone, via the Internet, or by completing, signing and dating the enclosed proxy card and returning it promptly in the envelope provided.

        You may revoke your proxy card at any time before the voting. Except with respect to shares attributable to accounts held in the Cummins Retirement and Savings Plans, any shareholders entitled to vote at the annual meeting who attend the meeting will be entitled to cast their votes in person.

MARK J. SIFFERLEN, Secretary

March 30, 2015

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY
MATERIALS FOR THE 2015 ANNUAL SHAREHOLDER MEETING TO BE HELD
ON MAY 12, 2015: the Annual Report and Proxy Statement
are available at www.proxyvote.com

PROXY STATEMENT FOR 2015 ANNUAL SHAREHOLDERS MEETING

        We are furnishing this proxy statement in connection with the solicitation by our Board of Directors of proxies to be voted at our 2015 Annual Meeting of Shareholders to be held on Tuesday, May 12, 2015, and at any adjournment thereof, which we refer to as our "Annual Meeting." This proxy statement, together with the enclosed proxy card, is first being made available to our shareholders on or about March 30, 2015.

        Holders of our Common Stock of record at the close of business on March 10, 2015 are entitled to vote at the Annual Meeting. On that date there were issued and outstanding 181,306,305 shares of Common Stock, each of which is entitled to one vote on each matter submitted to a shareholder vote at the Annual Meeting.

        Each share of Common Stock represented by a properly executed and delivered proxy card will be voted at the Annual Meeting in accordance with the instructions indicated on that proxy card, unless such proxy card has been previously revoked. If no instructions are indicated on a signed proxy card, the shares represented by such proxy card will be voted as recommended by our Board.

        A shareholder may revoke his or her proxy card at any time before the Annual Meeting by delivering to our Secretary written notice of such revocation. This notice must include the number of shares for which the proxy card had been given and the name of the shareholder of such shares as it appears on the stock certificate(s), or in book entry form on the records of our stock transfer agent and registrar, Wells Fargo Shareowner Services, evidencing ownership of such shares. In addition, except with respect to shares attributable to accounts held in the Cummins Retirement and Savings Plans (the "Cummins RSPs"), any shareholder who has executed a proxy card but is present at the Annual Meeting will be entitled to cast his or her vote in person instead of by proxy card, thereby canceling the previously executed proxy card.

        Participants in a Cummins RSP who hold shares of Common Stock in their account and provide voting instructions with respect to such shares will be considered named fiduciaries with respect to the shares allocated to their accounts solely for purposes of this proxy solicitation. If no voting instructions are provided, shares held in the accounts will be voted in the same manner and proportion as shares with respect to which valid voting instructions were received. Any instructions received by the trustee from participants regarding their vote shall be confidential.

IMPORTANT: If you hold your shares in a brokerage account, you should be aware that, due to New York Stock Exchange, or NYSE, rules, if you do not affirmatively instruct your broker how to vote within 10 days prior to our Annual Meeting, your broker will not be permitted to vote your shares (i) for the election of directors; (ii) on the advisory vote on the compensation of our named executive officers; or (iii) on the shareholder proposal. Therefore, you must affirmatively take action to vote your shares at our Annual Meeting. If you do not affirmatively vote your shares, your shares will not be voted (i) for the election of directors; (ii) on the advisory vote on the compensation of our named executive officers; or (iii) on the shareholder proposal.

 CORPORATE GOVERNANCE

        We long have believed that good corporate governance is important in ensuring that we are managed for the long-term benefit of our shareholders. We continuously review our Board's structure, policies and practices and compare them to those suggested by various authorities in corporate governance and to the practices of other public companies. Our corporate governance principles, charters for each of our Board's Audit, Compensation, and Governance and Nominating Committees, our code of business conduct and our by-laws, along with certain other corporate governance documents, are available on our website, www.cummins.com, and are otherwise available in print to any shareholder who requests them from our Secretary.

Independence

        Seven out of our eight current directors qualify as independent directors within the meaning of the rules adopted by the Securities and Exchange Commission, or SEC, and the corporate governance standards for companies listed on the NYSE. If Thomas J. Lynch and Bruno V. Di Leo, our two new nominees for director, are elected at our annual meeting, then nine out of ten directors will qualify as independent directors within the meaning of the rules adopted by the SEC and the corporate governance standards for companies listed on the NYSE.

        Pursuant to the requirements of the NYSE, our Board has adopted independence standards that meet or exceed the independence standards of the NYSE, including categorical standards to assist the Governance and Nominating Committee and our Board in evaluating the independence of each director. The categorical standards are included in our corporate governance principles, which are available on our website at www.cummins.com. A copy also may be obtained upon written request.

        Following a discussion and applying the standards referenced above, the Governance and Nominating Committee of our Board determined that all directors and nominees standing for election, except N. Thomas Linebarger, our Chief Executive Officer, qualified as independent. Based on the recommendation of the Committee, our full Board approved this conclusion.

Leadership Structure and Risk Oversight

        Our corporate governance principles describe in detail how our Board must conduct its oversight responsibilities in representing and protecting our company's stakeholders. As stated in the principles, our Board has the freedom to decide whom our Chairman and Chief Executive Officer should be based solely on what it believes is in the best interests of our company and its shareholders. Currently, our Board believes it is in the best interests of our company for the roles of our Chairman and Chief Executive Officer to be combined and to appoint a Lead Director from among our independent directors. Our Board believes that this leadership structure currently assists our Board in creating a unified vision for our company, streamlines accountability for our performance and facilitates our Board's efficient and effective functioning. Our Board reviews this decision annually. Further, our Board believes that Mr. Linebarger, our Chief Executive Officer, is the person best qualified to serve as our Chairman given his history in executive positions with our company and his skills and experience in the industries in which we operate. Alexis M. Herman is our Lead Director. Ms. Herman was selected for this position because of her service on our Board since 2001, her experience as the U.S. Secretary of Labor and her other experiences in leadership positions in the private and public sectors.

        Our Lead Director's responsibilities include:

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  Serving as Chairman of the Governance and Nominating Committee;

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  Conferring with the Chairman on, and approving, Board meeting agendas and meeting schedules to assure there is sufficient time for discussion of all agenda items;

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  Calling and presiding over all meetings of the Board at which the Chairman is not present, including executive sessions of independent directors and communicating feedback on executive sessions to the Chairman;

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  Leading the annual performance reviews of the Chief Executive Officer and the Board;

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  Ensuring that there is open communication between our independent directors and the Chairman and other management members;

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  Being available, when deemed appropriate by the Board, for consultation and direct communication with shareholders;

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  Reviewing, at his or her discretion, information to be sent to the Board; and

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  Conferring with the Chairman on other issues of corporate importance, as appropriate.

        Our Board and its committees are involved on an ongoing basis in the oversight of our material enterprise-related risks. Our senior management, led by our Chief Executive Officer and Chief Financial Officer in conjunction with other appropriate officers, undertakes a process that identifies, categorizes and analyzes the relative severity and likelihood of the various different types of risks to which we are or may be subject. Depending upon the type of the material identified risks, our Board, Audit Committee, Finance Committee, Compensation Committee and/or Safety, Environment and Technology Committee then receive periodic reports and information directly from our senior management members who have functional responsibility for the management of such risks. These reports identify and assess the different types of enterprise-related risks and address mitigation strategies and plans implemented or proposed for each key risk. Based on the further input of our Chief Executive Officer or Chief Financial Officer as necessary or appropriate, our Board and/or its respective appropriate committee then reviews such information, proposed mitigation strategies and plans, and monitors our progress on mitigating such risks. Our Board and its committees' roles in the oversight process of our identified material risks have not impacted our Board's leadership structure.

Board of Directors and Committees

        Our Board held five meetings during 2014. All of the directors attended 75% or more of the aggregate number of meetings of our Board and the committees on which they served that were held during the periods in which they served. The non-employee members of our Board also met in executive session without management present as part of each regular meeting. Alexis M. Herman, our Lead Director, presided over these sessions.

        Under our corporate governance principles, our Board has established six standing committees. Certain of the principal functions performed by these committees and the members of our Board currently serving on these committees are as follows:

        Audit Committee.    The current members of our Audit Committee are R. K. Herdman (Chairman), A. M. Herman and G. R. Nelson. All members are independent directors as defined under our independence criteria, SEC rules and NYSE listing standards, including those specifically applicable to audit committee members. The Audit Committee met nine times during 2014. Our Board has determined that Mr. Herdman is an "audit committee financial expert" for purposes of the SEC's rules. The Audit Committee reviews our accounting and auditing principles and procedures. The Audit Committee also reviews the scope, timing and fees for our annual audit and the results of audit examinations performed by our internal auditors and independent public accountants, including any recommendations to further improve our system of accounting and internal controls. It also monitors the independence and performance of our external and internal auditors.

        Compensation Committee.    The current members of our Compensation Committee are G. R. Nelson (Chairman), R. K. Herdman and A. M. Herman. All members are independent directors as defined under our independence criteria, SEC rules and NYSE listing standards, including those specifically applicable to compensation committee members. The Compensation Committee met six times during 2014. The Compensation Committee administers and determines eligibility for, and makes awards under, our incentive plans. The Committee also reviews and evaluates our executive compensation standards and practices, including salaries, bonus distributions, deferred compensation practices and participation in stock purchase plans. It annually establishes and approves the compensation of our Chief Executive Officer following a review of his performance, including input from all of the other independent directors.

        For 2014, the Compensation Committee engaged Farient Advisors LLC, or Farient, as its independent compensation consultant to provide input and advice to the Committee. Farient was engaged to provide analysis and recommendations on compensation strategy issues; assess our peer group used for comparing performance and pay; benchmark our total compensation levels and mix (by pay component), plan design and policies; test the alignment between performance and pay; benchmark our equity levels; monitor the impact and success of any program changes; provide regular updates on changes impacting compensation and guidance on how to respond; assess any management proposals on the foregoing issues; review our compensation-related disclosures; assist with our annual compensation risk assessment; annually assess and provide advice regarding the views of proxy advisory services and major institutional shareholders on our executive compensation practices; provide analysis and advice relating to say on pay votes; and assist in setting the compensation of our Board.

        Farient provided advice and guidance to the Committee on several matters in 2014, including:

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  Compensation for our Chief Executive Officer; and

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  Compensation for our Named Executive Officers and other officers.

        Other than the services described above, Farient does not provide any other services to our company. Farient's role in establishing the compensation of our Named Executive Officers, to the extent material, is addressed under "Executive Compensation—Compensation Discussion and Analysis."

        Our Compensation Committee maintains a formal process to ensure the independence of any executive compensation advisor engaged by the Committee, including consideration of all factors relevant to the advisor's independence from management. The factors considered by the Committee include:

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  The provision of other services to us by the firm that employs the compensation advisor;

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  The amount of fees received from us by the firm that employs the compensation advisor as a percentage of the total revenue of the firm;

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  The policies and procedures of the firm that employs the compensation advisor that are designed to prevent conflicts of interest;

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  Any business or personal relationship of the compensation advisor with any member of our Compensation Committee;

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  Any business or personal relationship of the compensation advisor or the firm employing the advisor with any of our executive officers; and

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  Any stock in our company owned by the compensation advisor or the advisor's immediate family members.

        The Compensation Committee assessed the independence of Farient in light of the foregoing factors and concluded that Farient is an independent compensation advisor and that its work for the Committee did not raise any conflict of interest.

        The Committee also:

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  Has final authority to hire or terminate any consultant;

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  May seek additional opinions from other consultants at any time;

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  Reviews and approves annually the consultant's scope of work, both for duties provided to the Committee and for duties provided to management;

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  Approves annually the consultant's fee structure for services rendered, and the Chairman of the Committee reviews and approves actual fees incurred quarterly;

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  Reviews annually structural safeguards to assure the independence of the consultant;

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  Conducts an annual formal review of the consultant's performance; and

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  Is responsible for determining whether, and under what circumstances, the consultant participates in Committee meetings and executive sessions.

        Governance and Nominating Committee.    The current members of our Governance and Nominating Committee are A. M. Herman (Chairman), R. J. Bernhard, F. R. Chang Diaz, S. B. Dobbs, R. K. Herdman, W. I. Miller and G. R. Nelson. All members are independent directors as defined under our independence criteria, SEC rules and NYSE listing standards. The Governance and Nominating Committee met five times during 2014. The Governance and Nominating Committee reviews and makes recommendations to our Board with respect to its membership, size, composition, procedures and organization. The Committee uses its network of contacts to identify potential director candidates, and, in 2014, engaged a professional search firm to identify potential director candidates. Our two new nominees for director, Mr. Lynch and Mr. Di Leo, were initially recommended by the professional search firm. This Committee will also consider properly submitted shareholder recommendations of nominees for election to our Board. Shareholder recommendations, including biographical information as to the proposed candidate and a statement from the shareholder as to the qualifications and willingness of such person to serve on our Board, must be submitted in writing to our Secretary.

        As required by our corporate governance principles, our Governance and Nominating Committee must recommend director nominees such that our Board is comprised of a substantial majority of independent directors and possesses a variety of experience and background, including those who have substantial experience in the business community, those who have substantial experience outside the business community (such as public, academic or scientific experience), and those who will represent our stakeholders as a whole rather than special interest groups or individual constituencies. In particular, as it considers possible directors, the Committee seeks out candidates who represent the diverse perspectives of all people. As discussed in our corporate governance principles, each director nominee is chosen without regard to gender, race, religion, national origin or sexual orientation. The Committee considers only potential directors who demonstrate the attributes of our core values: integrity, corporate responsibility, diversity, global involvement, innovation and delivering superior results. Each year, the Committee reviews the backgrounds of current and prospective directors to assess the effectiveness of our commitment to ensuring that the Board has the diverse experiences necessary to lead our company and advises the full Board on its progress. As a result, we believe that our Board has been effective in assembling a diverse group of directors as measured by the criteria of gender, race and professional experience.

        Each candidate should have sufficient time available to devote to our affairs and be free of any conflict of interest that would violate any applicable law or regulation or interfere with the proper performance of his or her responsibilities including being able to represent the best long-term interests of all of our shareholders. Each candidate also should possess substantial and significant experience that would be of particular importance to us in the performance of his or her duties as a director. The Committee does not intend to alter the manner in which it evaluates candidates, including the foregoing criteria, based on whether or not the candidate was recommended by a shareholder.

        Any shareholder entitled to vote for the election of directors at a meeting may nominate a person or persons for election as directors only if written notice of such shareholder's intent to make such nominations is given, either by personal delivery or by mail, postage prepaid, to the Secretary of our company not later than 160 days in advance of the originally scheduled date of such meeting (provided, however, that if the originally scheduled date of such meeting is earlier than the anniversary of the date of the previous year's annual meeting, such written notice may be so given and received not later than the close of business on the 10th day following the date of the first public disclosure, which may include any public filing by us with the SEC, of the originally scheduled date of such meeting).

        Each notice required by our by-laws must be signed manually or by facsimile by the shareholder of record and must set forth the information required by our by-laws, including (i) the name and address, as they appear on our books, of the shareholder who intends to make the nomination and of any beneficial owner or owners on whose behalf the nomination is made; (ii) a representation that the shareholder is a holder of record of shares of our Common Stock entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (iii) certain other information regarding the shareholder and its interests in our company; (iv) the name, age, business address and residential address of each nominee proposed in such notice; (v) the principal occupation or employment of each such nominee; (vi) the number of shares of our capital stock that are owned of record or beneficially by each such nominee; (vii) with respect to each nominee for election or reelection to our Board, a completed and signed questionnaire, representation and agreement described in our by-laws; (viii) such other information regarding each nominee proposed by such shareholder as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the SEC had each nominee been nominated, or intended to be nominated, by our Board; (ix) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, including all arrangements or understandings pursuant to which the nominations are being made, between or among such shareholder and beneficial owner, if any, and their respective affiliates and associates, or others acting in concert therewith, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, or any other person or persons (naming such person or persons), on the other hand; and (x) the written consent of each nominee to serve as a director if so elected.

        The deadline for written notice of a shareholder's intent to make a nomination with respect to the Annual Meeting was the close of business on December 3, 2014, which was 160 days in advance of the Annual Meeting (which is typically held on the second Tuesday of each May). We received no such qualifying nominations before this deadline with respect to the Annual Meeting.

        Executive Committee.    The members of our Executive Committee are N. T. Linebarger (Chairman), W. I. Miller and A.M. Herman. Our Executive Committee is authorized to exercise the powers of our Board in the management and direction of our business and affairs during the intervals between meetings of our Board. It also acts upon matters specifically delegated to it by the full Board of Directors. Our Executive Committee did not meet during 2014.

        Finance Committee.    The members of our Finance Committee are W. I. Miller (Chairman), R. J. Bernhard, F. R. Chang Diaz and S. B. Dobbs. Our Finance Committee is authorized to review and advise our management and our Board on our financial strategy pertaining to capital structure, creditworthiness, dividend policy, share repurchase policy, and financing requirements. Our Finance Committee met three times during 2014.

        Safety, Environment and Technology Committee.    The members of our Safety, Environment and Technology Committee are R. J. Bernhard (Chairman), F. R. Chang Diaz, S. B. Dobbs and W. I. Miller. This Committee is authorized to assist the Board of Directors in its oversight of safety policies, review environmental and technological strategies, compliance programs and major projects and review public policy developments, strategies and positions taken by us with respect to safety, environmental and technological matters that significantly impact us or our products. It met four times in 2014.

        Communication with the Board of Directors.    Shareholders and other interested parties may communicate with our Board, including our Lead Director and other non-management directors, by sending written communication to the directors c/o our Secretary, 500 Jackson Street, Mail Code 60903, Columbus, Indiana 47201. All such communications will be reviewed by the Secretary or his designee to determine which communications are appropriate to be forwarded to the directors. All communications will be forwarded except those that are related to our products and services, are solicitations or otherwise relate to improper or irrelevant topics as determined in the sole discretion of the Secretary or his designee.

        Our Secretary maintains and provides copies of all such communications received and determined appropriate to be forwarded to the Governance and Nominating Committee in advance of each of its meetings and reports to the Committee on the number and nature of communications that were not determined appropriate to be forwarded.

        We require all of our director nominees standing for election at an annual meeting of shareholders to attend such meeting. All director nominees standing for election at our 2014 Annual Meeting of Shareholders were present in person. We currently expect all director nominees standing for election at the Annual Meeting to be present in person.

 ELECTION OF DIRECTORS
(Items 1 through 10 on the Proxy Card)

General

        All eight of our current directors are nominated for reelection at the Annual Meeting to hold office until our 2016 annual meeting of shareholders and until their successors are elected and qualified. Two new independent director nominees will stand for election at the Annual Meeting. Any submitted proxy will be voted in favor of the nominees named below to serve as directors unless the shareholder indicates to the contrary on his or her proxy. Eight of the nominees have been previously elected to our Board by our shareholders and have served continuously since the date indicated below.

Majority Vote Required for Director Elections

        To be elected for a full term, a director nominee must receive a majority of the votes cast by shareholders at the Annual Meeting. Receipt by a nominee of the majority of votes cast means that the number of shares voted "for" exceeds the number of votes "against" that nominee. Abstentions and broker non-votes are not counted as a vote either "for" or "against" a nominee.

        Any director nominee who receives less than a majority of the votes cast by shareholders will serve for only 90 days after the Annual Meeting to permit our Governance and Nominating Committee to consider and make a recommendation to our Board concerning how to fill the resulting vacancy on our Board. Our Governance and Nominating Committee will make its recommendation to our Board concerning how to fill the vacancy based on what it believes to be in the best interests of our company and our shareholders. There are otherwise no constraints on the Governance and Nominating Committee's discretion in making its recommendation, and the individual who received less than a majority of votes cast will not be automatically disqualified from consideration and potential reappointment to our Board by the Governance and Nominating Committee if the Committee believes that such a reappointment is in the best interests of our company and our shareholders. Our Board will then act on the Governance and Nominating Committee's recommendation and thereafter publicly disclose its decision regarding how it has decided to fill such vacancy. Any director who has his or her term shortened as a result of not receiving a majority vote will not participate in the Governance and Nominating Committee's recommendation or our Board's decision.

        Our Board expects that each of the nominees will be able to serve as a director if so elected at the Annual Meeting, but if any of them is unable to serve at the time the election occurs, proxies received that have been voted either for such nominee or for all nominees or which contain no voting instructions will be voted for the election of another nominee to be designated by our Board, unless our Board decides to reduce the number of our directors.

 NOMINEES FOR BOARD OF DIRECTORS

        The names of the nominees for directors, together with biographical sketches, including their business experience during the past five years, directorships of other public corporations and their qualifications to serve on our Board are set forth below. Our nominees are listed below, beginning with our Chairman and Chief Executive Officer and followed by our independent directors in alphabetical order.

        OUR BOARD RECOMMENDS THAT SHAREHOLDERS VOTE FOR EACH OF THE NOMINEES SET FORTH BELOW.

N. THOMAS LINEBARGER—Chairman and Chief Executive Officer, Cummins Inc.

Director since 2009; Age—52

Mr. Linebarger became the Chairman of the Board and Chief Executive Officer of our company on January 1, 2012. Mr. Linebarger was our President and Chief Operating Officer from 2008-2011 after serving as Executive Vice President and President, Power Generation Business from 2003 to 2008 and as Vice President, Chief Financial Officer from 2000 to 2003. From 1998 to 2000, he was our Vice-President, Supply Chain Management, after holding various other positions with us. Mr. Linebarger received a B.S. from Stanford University and a B.A. from Claremont McKenna College in 1986 and M.S. and M.B.A. degrees from Stanford in 1993. He was a director of Pactiv Corporation from 2005 to 2010 and has been a director of Harley-Davidson, Inc. since 2008.

We believe that Mr. Linebarger is well qualified to be a director of our company because of his experience in various senior management positions with our company and his high level of familiarity with our company and our industry.

ROBERT J. BERNHARD—Vice President for Research and Professor in the Department of Aerospace and Mechanical Engineering, University of Notre Dame

Director since 2008; Age—62

Mr. Bernhard joined the University of Notre Dame in 2007 and prior to that was Associate Vice President for Research at Purdue University since 2004. He also held Assistant, Associate and full Professor positions at Purdue University. He was Director of the Ray W. Herrick Laboratories at Purdue's School of Mechanical Engineering from 1994 to 2005. Mr. Bernhard is also a Professional Engineer and earned a B.S.M.E. and Ph.D., E.M. from Iowa State University in 1973 and 1982, and an M.S.M.E. from the University of Maryland in 1976. He is currently Secretary General of the International Institute of Noise Control Engineering (I-INCE), and is also a member of the Board of Directors of the INCE Foundation.

We believe that Mr. Bernhard is well qualified to be a director of our company because of his experience and expertise as a mechanical engineer, teacher and researcher in the field of mechanical engineering, which is integral to our industry, and his international experience with technology and research.

DR. FRANKLIN R. CHANG DIAZ—Founder, Chairman and Chief Executive Officer of Ad Astra Rocket Company

Director since 2009; Age—64

Dr. Chang Diaz is Chairman and Chief Executive Officer of Ad Astra Rocket Company, a U.S. spaceflight engineering company based in Houston, Texas and dedicated to the development of advanced plasma rocket propulsion technology. Dr. Chang Diaz founded Ad Astra in 2005 following his retirement from NASA after a 25-year career during which he flew seven space missions and logged over 1,600 hours in space. In 1994, Dr. Chang Diaz founded and directed NASA's Advanced Space Propulsion Laboratory at the Johnson Space Center where he managed a multicenter research team developing new plasma rocket technology. Dr. Chang Diaz is a dual citizen of Costa Rica and the United States. As part of his involvement in Costa Rica's development, Dr. Chang Diaz currently leads the implementation of the "Strategy for the XXI Century," a plan to transform Costa Rica into a fully developed nation by the year 2050. Dr. Chang Diaz received the Liberty Medal in 1986 from President Ronald Reagan and is a four time recipient of NASA's Distinguished Service Medal, the agency's highest honor. Dr. Chang Diaz also serves as an Adjunct Professor of Physics at Rice University and the University of Houston.

We believe that Dr. Chang Diaz is well qualified to be a director of our company because of his scientific accomplishments, his leadership of an engineering company, his professional and personal achievements and his knowledge of Latin America.

BRUNO V. DI LEO ALLEN—Senior Vice President, IBM Sales and Distribution

Director nominee since 2015; Age—58

Mr. Di Leo has served as Senior Vice President, IBM Sales and Distribution for International Business Machines Corporation, or IBM, a globally integrated technology and consulting company, since 2012. In this position, he is accountable for revenue, profit, and client satisfaction in Japan, Asia Pacific, Latin America, Greater China and the Middle East and Africa. He also oversees IBM's Enterprise client segment globally. From 2008 to 2011, he was General Manager for IBM's Growth Markets Unit based in Shanghai. Mr. Di Leo has over 35 years of business leadership experience in multinational environments, having lived and held executive positions on four continents.

Mr. Di Leo is a member of the international advisory board of Instituto de Estudios Superiores de la Empresa (IESE Business School) as well as a member of the Deming Center Advisory Board of Columbia Business School. He holds a business administration degree from Ricardo Palma University and a postgraduate degree from Escuela Superior de Administracion de Negocios, both in his native Peru. He is fluent in Spanish, Portuguese, English and Italian.
We believe that Mr. Di Leo is well qualified to be a director of our company because of his experience as Senior Vice President of IBM and his other leadership roles there, and his extensive global business experience.

STEPHEN B. DOBBS

Director since 2010; Age—58

Mr. Dobbs retired in June 2014 as Senior Group President over Fluor Corporation's Industrial and Infrastructure Group. As Senior Group President, he was responsible for a wide diversity of the markets served by Fluor, including infrastructure, telecommunications, mining, operations and maintenance, transportation, life sciences, heavy manufacturing, advanced technology, microelectronics, commercial, institutional, health care, water, and alternative power. Mr. Dobbs served Fluor in numerous U.S. and international locations including Southern Africa, Europe, and China. He is an industry recognized expert in project finance in Europe and the United States, particularly public private partnerships and private finance initiatives. Since January 2015, Mr. Dobbs has been a member of the Board of Directors of Lend Lease Corporation Limited, an Australian public company.

Dobbs earned his doctorate in engineering from Texas A&M University and holds two undergraduate degrees in nuclear engineering, also from Texas A&M. Until his retirement from Fluor, he served on the World Economic Forum's Global Agenda Council on Geopolitical Risk as well as the Governor's Business Council for the State of Texas. He also served as a director of the U.S. China Business Council.
We believe that Mr. Dobbs is well qualified to be a director of our company because of his experience in leadership roles at Fluor, his technical background and his international business experience.

ROBERT K. HERDMAN—Managing Director of Kalorama Partners LLC

Director since 2008; Age—66

Mr. Herdman has been Managing Director of Kalorama Partners LLC, a Washington, D.C. consulting firm specializing in providing advice regarding corporate governance, risk assessment, crisis management and related matters since 2004. He was the Chief Accountant of the SEC from October 2001 to November 2002 prior to joining Kalorama. Prior to joining the SEC, he was Ernst & Young's Vice Chairman of Professional Practice for its Assurance and Advisory Business Services (AABS) practice in the Americas and the Global Director of AABS Professional Practice for Ernst & Young International. Since 2011, he has been a member of the Board of Directors and has chaired the Audit Committee of WPX Energy,  Inc. He has been a member of the Board of Directors of HSBC Finance Corporation since 2004 and of HSBC USA, Inc. since 2010. He served on the Audit Committees of both companies through April 2013. He has been a member of the Board of Directors of HSBC North America Holdings, Inc. since 2005 and currently serves on its Audit Committee. The HSBC entities belong to a single controlled group of corporations and their Boards of Directors conduct their meetings simultaneously with identical membership.

We believe that Mr. Herdman is well qualified to be a director of our company because of his background as the Chief Accountant of the SEC and his professional experiences and accomplishments.

ALEXIS M. HERMAN—Chairman and Chief Executive Officer of New Ventures, LLC

Director since 2001; Age—67

Ms. Herman serves as Chair and Chief Executive Officer of New Ventures LLC, a corporate consulting company, and has held these positions since 2001. She serves as Chair of Toyota Motor Corporation's North American Diversity Advisory Board. From 1997 to 2001, she served as U.S. Secretary of Labor. She is also a director of The Coca Cola Company since 2007, Entergy Corporation since 2003, and MGM Resorts International since 2002. In addition, Ms. Herman is a member of the Presidential Leadership Scholars Program and a Trustee of the National Urban League. In 2014, Ms. Herman was named to the 2014 National Association of Corporate Directors (NACD) Directorship 100 in recognition of exemplary leadership in the boardroom and promoting the highest standards of corporate governance.

We believe that Ms. Herman is well qualified to be a director of our company and our Lead Director because of her experience as the U.S. Secretary of Labor and her other experiences in leadership positions in the private and public sectors.

THOMAS J. LYNCH—Chairman and Chief Executive Officer of TE Connectivity Ltd.

Director nominee since 2015; Age—60

Mr. Lynch is Chairman and Chief Executive Officer of TE Connectivity Ltd. (formerly Tyco Electronics Ltd.), a global provider of connectivity and sensor solutions, harsh environment applications, and undersea telecommunication systems. Mr. Lynch has served as the Chief Executive Officer of TE Connectivity Ltd. since January 2006, as a member of its board of directors since 2007 and as Chairman of the Board since January 2013. From September 2004 to January 2006, Mr. Lynch was at Tyco International as the President of Tyco Engineered Products & Services, a global manufacturer of industrial valves and controls. Mr. Lynch joined Tyco from Motorola, where he served as Executive Vice President of Motorola, and President and Chief Executive Officer of Motorola's Personal Communications sector, a leading supplier of cellular handsets. Mr. Lynch has served as a director of Thermo Fisher Scientific Inc. since 2009. Mr. Lynch serves on the President's National Security Telecommunications Advisory Committee, and on the Board of The Franklin Institute.

We believe that Mr. Lynch is well qualified to be a director of our company because of his experience in leadership roles at TE Connectivity Ltd. and other companies and his global business experience.

WILLIAM I. MILLER—President of The Wallace Foundation

Director since 1989; Age—58

Mr. Miller has served as President of the Wallace Foundation, a knowledge-focused national philanthropy with a mission of improving learning and enrichment opportunities for disadvantaged children and the vitality of the arts for everyone, since 2011. Mr. Miller was the Chairman of Irwin Management Company, a Columbus, Indiana private investment firm, from 1990 to 2011. Mr. Miller has also served as Chairman of the Board of Tipton Lakes Company, a real estate development firm, since 1985. Mr. Miller has been a director or trustee of the New Perspective Fund, Inc. and the New World Fund, Inc. since 1992 and of the EuroPacific Growth Fund, Inc. since 1999. All three of the funds are in the same mutual fund family.

We believe that Mr. Miller is well qualified to be a director of our company because of his leadership experience, his experience in business and financial matters, and his over 20 years of service as a director of our company.

GEORGIA R. NELSON—President and Chief Executive Officer of PTI Resources, LLC

Director since 2004; Age—65

Ms. Nelson became President and CEO of PTI Resources, LLC, an independent consulting firm, in 2005. Prior to this role, Ms. Nelson retired in 2005 from Edison International, where she had been President of Midwest Generation EME, LLC since 1999 and General Manager of Edison Mission Energy Americas since 2002. Her business responsibilities have included management of regulated and unregulated power operations and a large energy trading subsidiary as well as the construction and operation of power generation projects worldwide. She has had extensive experience in business negotiations, environmental policy matters and human resources. She has served as a director of Ball Corporation since 2006, TransAlta Corporation since 2014 and Sims Metal Management Limited since 2014. Since 2010, she has been a director of CH2M Hill Companies Ltd., a privately-held company. She was a director of Nicor Inc. from 2005-2011. She has been a member of the Executive Committee of the National Coal Council since 2000 and served as Chairman from 2006-2008. She serves on the advisory committee of the Center for Executive Women at Northwestern University. In November 2012, Ms. Nelson was named to the 2012 National Association of Corporate Directors (NACD) Directorship 100 in recognition of exemplary leadership in the boardroom and promoting the highest standards of corporate governance.

We believe that Ms. Nelson is well qualified to be a director of our company because of her leadership roles in the power generation business and her experience in general operations, human resources and environmental and technical matters.

 COMPENSATION RISK ASSESSMENT

        In December 2014, our Compensation Committee conducted its annual risk assessment of our compensation policies and practices covering all employees. After a thorough review and assessment of potential risks, our Compensation Committee evaluated the levels of risk-taking that potentially could be encouraged by our compensation arrangements, taking into account the arrangements' risk-mitigation features, to determine whether they are appropriate in the context of our strategic plan and annual budget, our overall compensation arrangements, our compensation objectives and our company's overall risk profile. Risk-mitigation features identified by our Compensation Committee included the following:

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  Pay Mix—The three primary elements of our executive compensation program are base salary, annual bonus and long-term incentive compensation. We target the median of the market, as we define it, for our total compensation package while also placing a sufficient portion of each officer's pay at risk. This approach effectively mitigates the need for executives to take significant risks to earn average compensation but also ensures that the interests of our executives are well-aligned with those of our shareholders, driving long-term shareholder value.

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  Performance Measurement System—The performance goals set forth in our annual bonus and long term incentive plans are based upon budgeted levels that are reviewed and approved by our Board and that we believe are attainable at their targeted levels without the need to (i) take inappropriate risks; (ii) take actions that would violate our Code of Business Conduct; or (iii) make material changes to our long-term business strategy or our methods of management or operation. We set our incentive goals to require stretch performance which we believe is achievable. The performance goals under our annual bonus and long term incentive plans are set with the maximum performance goals at 120% of the respective targets. This reduces the risk of actions being taken that would increase short-term profit at the expense of long-term value creation. Similarly, payouts under our annual bonus and long term incentive plans are capped at 200% of target, helping to control further the level of risk taken in the short-term at the expense of the long-term.

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  Time Horizon—Our long term incentive plan awards are based on a three-year performance period, which encourages our employees to focus on sustained growth of our company over the long term, rather than taking short-term risks. Our 10-year option term also encourages our employees to focus on longer-term stock price appreciation.

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  Clawback Policy—Amounts paid to any officer under our annual bonus and long-term incentive compensation plans are subject to "clawback" recovery in the event of a material restatement of our financial statements resulting from the fraudulent actions of the officer.

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  Other Risk Mitigators—We pay incentive compensation only after our audited financial results are complete and the Compensation Committee has certified our performance results for the annual bonus plan and performance share payouts as well as the associated incentive awards. Additionally, we have stock ownership requirements for all of our officers that align the interests of our officers with the interests of our shareholders. Subject to limited exceptions, officers may not sell any shares until their individual stock ownership requirements have been satisfied. We also have a policy prohibiting officers from engaging in forms of hedging or monetization transactions involving the establishment of a short position in our securities, such as zero-cost collars and forward sale contracts.

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  Exclusion of Unusual Items—In measuring our financial performance under our annual bonus plan, our Compensation Committee has discretion to exclude certain unusual items from operating performance measures that result from decisions made at the corporate level, such as acquisitions, divestitures, or joint venture formations in the initial year if we did not anticipate them at the time targets were established, pension plan contributions above required levels, and certain other unanticipated matters. Our Compensation Committee also may exclude certain corporate expense allocations from individual operating segment performance calculations. We believe that allowing these exclusions lessens the risk that our executives would otherwise be encouraged to take actions or inactions with respect to such items based on the effect the actions might have on incentive compensation, rather than based on the actions' merits and impact on achieving our long-term goals and objectives.

        As a result of its review, our Compensation Committee concluded that we have a balanced pay and performance executive compensation program that does not drive excessive financial risk-taking. We believe that risks arising from our compensation policies and practices are not reasonably likely to have a material adverse effect on our company.

 EXECUTIVE COMPENSATION
COMPENSATION DISCUSSION AND ANALYSIS

        Our Compensation Discussion and Analysis, or CD&A, provides detailed information about our executive compensation programs as well as the principles and processes utilized by the Compensation Committee in making executive compensation decisions. This CD&A focuses on the compensation of the following five executive officers, whom we refer to as our "Named Executive Officers" for 2014:

Named Executive Officer	Title
N. Thomas Linebarger	Chairman of the Board of Directors and Chief Executive Officer
Patrick J. Ward	Vice President—Chief Financial Officer
Richard J. Freeland	President and Chief Operating Officer
Pamela L. Carter	Vice President—President, Distribution Business
Anant J. Talaulicar	Vice President and President—Components Group, Vice President and Managing Director—India ABO(1)

(1)
Effective January 1, 2015, Mr. Talaulicar's title changed to Vice President, and Chairman and Managing Director—Cummins India ABO.

Executive Summary

        Our long-term success depends on our ability to attract, retain and motivate highly talented individuals who are committed to our vision and strategy. A key objective of our executive compensation program is to link our executives' pay to their performance and their advancement of our overall annual and long-term performance and business strategies. Other objectives include encouraging high-performing executives to remain with us over the course of their careers.

        We believe that the amount of compensation for each Named Executive Officer reflects extensive management experience, continued high performance and exceptional service to Cummins. We also believe that our compensation strategies have been effective in attracting executive talent and promoting performance and retention.

Changes in 2014

Changes to Our Leadership Team

        On July 8, 2014, Richard J. Freeland was appointed as our President and Chief Operating Officer. Previously, Mr. Freeland held the position of Vice President and President—Engine Business since 2010 after serving as our Vice President and President—Components Group from 2008-2010. As a result of Mr. Freeland's promotion, his base salary was increased from $685,000 to $800,000. Additionally, effective July 16, 2014, the Compensation Committee approved an additional long-term incentive award with a grant value of $275,000 to reflect his additional responsibilities. The grant date for the stock options component of this award was July 16, 2014.

Changes to our Executive Compensation Program

        Beginning in 2014, the cliff vesting period for stock option awards was lengthened from two years to three years, such that all stock option awards now cliff vest on the three-year anniversary of the grant date. This closely aligns the timeframe of our stock option awards with the three-year performance period on which our long-term incentive plan awards are generally based.

        Additionally, in 2014 our Compensation Committee approved changes to our executive compensation programs for implementation in 2015. These changes included our move from annual bonus plans for individual segments, distributors, manufacturing facilities, and logistics centers to a "One Cummins"

annual bonus plan in which all eligible employees will participate. As a result, effective in 2015, with the exception of our North American distributors, annual bonus plans will no longer exist for individual segments, non-North American distributors, manufacturing facilities, and logistics centers. The Presidents of our wholly-owned distributors in North America will participate in the "One Cummins" plan in 2015. Upon the completion of the organizational transition, the North American distributor organizations will move to the "One Cummins" annual bonus plan in 2016. We made this change to our annual bonus plan for a number of reasons, including the determination that:

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  The overall success of our company is more important than any individual business;

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  Collaboration across our organization is critical to our success; and

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  We will likely generate enhanced shareholder returns by encouraging our employees to collectively share in the success of our company.

        The "One Cummins" annual bonus plan will be based on our overall return on average net assets, or ROANA, performance. ROANA is defined as earnings before interest and tax (EBIT) divided by average net assets. We use ROANA as a comprehensive measure of our return on investment because we believe that:

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  There is a proven strong correlation between high returns on investments and increasing Total Shareholder Return; and

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  ROANA provides focus on both profitable growth, and the effectiveness of our investments.

Principles of our Executive Compensation Program

        The primary focus of our executive compensation program is the principle of pay for performance, as we define it, both in program design and in specific awards. We believe that the level of compensation received by executives should be closely tied to our corporate financial and stock price performance.

        Our executive compensation program is also designed to attract, motivate, focus and retain employees with the skills required to achieve our performance goals in a competitive global business environment. Therefore, our program is designed to reflect each individual's contribution to our corporate performance, while striking an appropriate balance between short-term and long-term corporate objectives.

        In addition to our focus on pay for performance, we also consider the following principles when designing and implementing our executive compensation program:

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  Market Positioning:  On average our executives' target total direct compensation opportunity, consisting of base salary, target annual bonus and target long-term incentive value, should be at the median of the market, as we define it, and as described in the "Market Alignment of our Executive Compensation Program Elements" section;

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  Short-Term/Long-Term Balance:  There should be a balance between annual and long-term elements of compensation;

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  Pay at Risk:  The more senior an executive's position, the more his or her compensation should be "at risk," which means that it is dependent on our corporate financial and stock price performance;

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  Alignment with Shareholder Interests:  Equity-based compensation and stock ownership should be an important part of our executive compensation program in order to link our management's compensation with our shareholders' returns. The greater the level of responsibility of the officer, the more his or her compensation should be stock-based and the higher his or her stock ownership requirement;

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  Retention:  Our compensation program should support retention of our experienced executives and achievement of our leadership succession plans; and

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  Simple and Transparent:  Our executive compensation program should be transparent to our investors and employees and should be simple and easy to understand.

Link Between Financial Performance and Executive Compensation

        We have a long-standing commitment to pay for performance that we implement by providing a majority of compensation through arrangements designed to hold our executive officers accountable for business results and reward them for consistently strong corporate performance and the creation of value for our shareholders. The Compensation Committee has carefully structured the key elements of our executive compensation program to support this objective. Specifically, we believe that the performance metrics that we use in our compensation program encourage management to generate growth in income and cash flow through profitable investment, which supports both dividend payments to shareholders as well as future investments in growth and innovation. Our annual bonus program strives to reward operational performance through our ROANA metric, and our performance cash and performance share programs reward Return on Equity (ROE) performance over three years. We believe that rewarding our executives based on our relative achievement of ROANA and ROE targets encourages management to invest in profitable future growth opportunities when allocating shareholder capital. Additionally, we believe that our use of stock options further encourages management to generate long-term superior returns for our shareholders.

        Our Compensation Committee annually requests that Farient Advisors LLC, or Farient, evaluate the relationship between our executive compensation and our financial and shareholder return performance. In addition to conducting quantitative analyses commonly relied upon by independent proxy governance organizations to test the alignment of our Chief Executive Officer's pay and performance, Farient used its pay for performance alignment model as a further assessment of our Chief Executive Officer compensation outcomes. Our Compensation Committee considered these analyses in evaluating whether our Chief Executive Officer's compensation has corresponded with the performance delivered.

        In addition, as a further test, the following graphs show the strong relationship between our corporate financial and shareholder return performance and our executive compensation levels over the past five years as measured by our (i) average Total Shareholder Return (three-year rolling average, on a dividend reinvested basis), or TSR; (ii) ROANA; (iii) ROE; and (iv) average annual total compensation for our Named Executive Officers, or Avg TC:

Note: The "Avg TC" values in these graphs reflect the averages of the total compensation values for our Named Executive Officers as reported in the Summary Compensation Tables of our proxy statements for the respective years shown in the graphs.

        To illustrate how our executive compensation program achieves our pay at risk principle, set forth below are the percentages for each of the three elements that make up the target total direct compensation opportunity provided in 2014 to our Chief Executive Officer and our other Named Executive Officers as a group.

Target Total Direct Compensation Mix—Fiscal Year 2014

		Based on Performance
	Base Salary	Target Annual Bonus	Target Long-Term Incentive Compensation
N. Thomas Linebarger	14%	18%	68%
Other Named Executive Officers as a Group (average)	22% - 25%	19% - 20%	55% - 59%

How We Did in 2014 and How Our Executive Compensation Aligned with Our Performance

        We believe that our executive compensation aligned well with the objectives of our program and our corporate financial and shareholder return performance in 2014.

        2014 Business Highlights.    Our revenues increased by 11 percent in 2014 compared to 2013, due primarily to strong growth in North America. Strong demand in on-highway markets, market share gains in the medium-duty truck market and distributor acquisitions all helped drive the higher revenues in North America. The Company also generated growth in China driven by new products. We generated record cash flow from operations in 2014 that enabled us to keep investing in our business and also increase cash returned to shareholders. Key business highlights for 2014 include:

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  Our total net sales were $19.2 billion, 11 percent higher than 2013;

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  Our EBIT grew faster than sales, up 16 percent at $2.5 billion, compared to $2.2 billion in 2013;

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  Net income attributable to Cummins Inc. was $1.65 billion, compared to $1.48 billion in 2013;

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  ROANA was 26 percent and ROE was 20 percent, compared to 24 percent and 19 percent in 2013, respectively;

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  We continued our efforts to return value to our shareholders in 2014 by increasing our dividend by 25 percent and by repurchasing 4.8 million shares of our Common Stock. In total we returned $1.2 billion or 52 percent of cash from operations to shareholders; and

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  The average annual TSR over the three year period ending 2014 was 20.05 percent.

Market Alignment of our Executive Compensation Program Elements

        Throughout our CD&A, each reference to the "market" and to our market positioning practices is intended to incorporate the market positioning approach outlined below.

        We review our executive compensation program on a regular basis, and generally target the median of the market in positioning each element of our compensation: base salary, annual bonus and long-term incentives. These elements together equate to total direct compensation. We consider compensation to be at the median of the market if it is within +/– 10% of the median level indicated by the benchmarking data.

        For 2014, our primary reference in aligning executives' compensation to the market was a consolidation and integration of market data from the Aon Hewitt Total Compensation Management Executive Survey and Mercer Benchmark Database Survey of companies in the manufacturing industry. Data are also referenced from our Custom Peer Group, defined below. The data we obtain from our Custom Peer Group for comparison purposes pertains to pay data for the Chief Executive Officer and Chief Financial Officer positions (although these data are consulted for reference only and are not blended with the survey data to determine pay positioning), pay program design, dilution, and performance. We believe this approach provides an appropriate representation of the market, as applicable to our executives, and reduces the impact of fluctuations in market data over time.

        Our Custom Peer Group is made up of the following 17 companies. The companies were selected based on industry, reputation, revenue size, investor comparisons and competition for customers and talent. Our Custom Peer Group includes both U.S. and internationally listed publicly traded major participants in the end markets we serve and includes: (i) customers with a strong presence in one or more of our major markets, (ii) competitors that compete directly or indirectly with one or more of the Company's businesses, and (iii) key suppliers of related products. It also includes diversified industrial companies that compete for investor capital within the Industrial market segment. We have been consistent in how our Custom Peer Group is selected, and the group has remained the same, for the past several years.

• Borg Warner Incorporated	• Caterpillar Incorporated
• Daimler AG	• Danaher Corporation
• Deere and Company	• Donaldson Company Incorporated
• Eaton Corporation	• Emerson Electric Company
• Honeywell International Incorporated	• Illinois Tool Works
• Ingersoll-Rand PLC	• Navistar International Corporation
• Paccar Incorporated	• Parker-Hannifin Corporation
• Textron Incorporated	• Volvo AB
• W. W. Grainger, Inc.

Advisory Shareholder Vote on our Executive Compensation in 2014

        In May 2014, after the 2014 executive compensation actions described in this CD&A had taken place, we held our fourth advisory shareholder vote to approve the compensation of our Named Executive Officers at our annual shareholders' meeting. Consistent with the recommendation of our Board, our shareholders voted 98.1% in favor of our executive compensation. In response to this strong vote of shareholder approval and considering our belief that our programs support our business strategies and our objectives, we have not undertaken any material changes to our executive compensation programs for 2015 other than as described under "Changes in 2014."

How our Executive Compensation is Determined

        Our Compensation Committee regularly reviews all elements of our executive compensation program and makes changes it deems appropriate from time to time. Each review includes general comparisons against market data and analysis prepared by the Compensation Committee's independent executive compensation consultant, Farient, including data on market practices, analysis, and decision support in the following areas:

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  Executive compensation policies and practices;

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  Pay strategy and positioning on all elements of compensation;

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  Annual bonus plan design, including performance measures, performance targets and plan leverage;

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  Long-term incentive plan strategy and design, including the mix of elements, as well as performance measures, performance targets and plan leverage for the performance share and performance cash components;

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  Stock ownership guidelines;

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  Executive perquisites, including personal use of company aircraft;

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  Executive benefits and protection policies, including severance practices for officers, supplemental retirement plans, deferred compensation plans and change in control compensation protection programs; and

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  Assessment of the risk associated with our compensation programs.

        The Compensation Committee has the flexibility to establish performance measures and goals annually that are deemed appropriate to help achieve our business strategy and objectives. In setting the performance goals for our annual bonus and long-term incentive plan (which includes performance shares and performance cash awards), the Compensation Committee benchmarks historical performance of our Custom Peer Group and regularly evaluates whether the goals are sufficiently demanding relative to short-term and long-term performance trends of these peers. Additionally, the Committee solicits Farient's assessment regarding the degree of difficulty associated with the incentive plan performance targets in the context of both external analyst expectations for our annual and long-term performance as well as relative peer performance expectations. Using this process, the Committee believes that the payouts associated with various levels of our performance under the incentive plans are aligned with our objective of creating long-term value for our shareholders within an appropriate external performance context.

        The Compensation Committee may also decide to include or exclude the effects of certain operating performance measures which result from decisions made at the corporate level, such as acquisitions, divestitures, or joint venture formations in the initial year, if such events were not anticipated at the time targets were initially established, and pension plan contributions above required levels. Certain corporate expense allocations may also be excluded from the individual operating segment performance calculations.

Best Practices Adopted in Determining Executive Compensation

        We continually review best practices in the area of executive compensation. Our executive compensation arrangements include features considered best practices, such as the following:

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  We monitor our pay practices to help confirm that they do not encourage excessive risk taking;

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  We set clear financial goals that we believe are challenging but achievable, meet or exceed competitive standards, and enhance shareholder value over time;

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  We use different performance measures in our short-and long-term incentive compensation plans to correlate with our financial performance on both an annual and longer-term basis, as well as our returns to shareholders. In addition, we believe that our performance measures correlate to shareholder value creation over the long term;

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  We cap payouts under our short- and long-term incentive compensation plans at 200% of the target awards;

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  We use multiple components under our long-term incentive compensation program (performance cash, performance shares and stock options) to address the motivational concerns associated with a singular focus on any one form of incentive compensation;

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  Effective in 2015, we moved from annual bonus plans for individual segments, distributors, manufacturing facilities, and logistics centers to a "One Cummins" annual bonus plan in which all eligible employees will participate, As a result, effective in 2015, with the exception of our North American distributor organization, annual bonus plans for individual segments, distributors, manufacturing facilities, and logistic centers will no longer exist. Upon the completion of the organizational transition, the North American distributor organization will move to the "One Cummins" annual bonus plan in 2016. We made this change for a number of reasons, including: to emphasize that the overall success of our company is more important than any individual business; to further encourage collaboration across our organization; and to promote "One Cummins" by encouraging our employees to collectively share in the success of our company.

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  We do not permit backdating or repricing of stock options;

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  We maintain a compensation recoupment, or "clawback," policy in our corporate governance principles providing that, if any of our financial statements are required to be materially restated resulting from the fraudulent actions of any officer, our Board may direct that we recover all or a portion of any award or any past or future compensation other than base salary from any such officer with respect to any year for which our financial results are adversely affected by such restatement;

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  Our annual bonus plan is designed to strengthen the tie between individual employee performance and corporate performance;

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  We require executive officers to maintain certain stock ownership levels and prohibit them from engaging in forms of hedging or similar types of transactions with respect to our stock;

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  To further encourage focus on the sustained growth of our company over the long term and to aid in retention, in late 2013, our Compensation Committee determined that, beginning in 2014, it would lengthen the cliff vesting period of future stock option awards to our executive officers from two years to three years;

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  We do not have separate employment contracts with our executive officers;

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  Benefits under our change in control arrangements with our executive officers are subject to a "double trigger" rather than a "single trigger" (i.e., in addition to the change in control occurring, the executive officer's employment must be terminated by us without cause or by the executive officer with good reason in order for him or her to receive any benefits under the arrangement);

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  We do not guarantee salary increases, bonuses or equity grants for our executive officers and we do not provide discretionary bonuses to our Named Executive Officers;

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  Our Compensation Committee benefits from the use of an outside, independent compensation consultant;

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  We will not gross-up excise taxes that may be imposed on payments to our executive officers in connection with a change in control; and

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  Perquisites do not comprise a major element in our executive compensation program.

Determination of Our Chief Executive Officer's Compensation

        On an annual basis, our Chief Executive Officer discusses his priorities and objectives with respect to our company's and our management team's goals with the full Board. Our independent directors formally review our Chief Executive Officer's performance annually. This review is based on our Chief Executive Officer's performance against specific objectives, which include the progress made by our company in implementing its business strategy and achieving its business objectives, both short-term and long-term. This review, which is reported in detail to the Compensation Committee, considers both quantitative and qualitative performance matters and is a key factor used by the Compensation Committee in setting our Chief Executive Officer's compensation for the coming year. Specific business objectives and goals that were part of our Chief Executive Officer's performance review for 2014 included the financial performance of our company, progress towards achieving our company's long-term strategic objectives and the development of key leadership talent.

        After receiving the reports described above from both our Chief Executive Officer and the independent directors, the Compensation Committee meets in executive session to determine the compensation of our Chief Executive Officer. In this discussion, the Compensation Committee has access to data and advice from its compensation consultant, Farient. Members of management do not make recommendations regarding the compensation of our Chief Executive Officer. The Compensation Committee Chair then presents the Compensation Committee's decisions on the compensation for our Chief Executive Officer to the Board for its information.

Role of Our Officers in Setting Compensation for Other Officers

        Members of our senior management, including our Named Executive Officers, recommend compensation to our Chief Executive Officer for officers in the areas for which they are responsible (but not with respect to their own compensation). Taking these recommendations into consideration, our Chief Executive Officer then makes recommendations to our Compensation Committee regarding each officer. Our senior management and our Chief Executive Officer base these recommendations on assessments of individual performance and potential to assume greater responsibility, as well as market survey data for similar executive positions. Our Chief Executive Officer discusses the recommendations and performance of the officers with the Compensation Committee. The Compensation Committee reviews our Chief Executive Officer's recommendations, may make modifications based on the market data and a discussion of individual and corporate performance, and then makes the final decisions regarding each officer's total targeted compensation, and its respective elements. Our officer compensation review occurs annually, at the February Compensation Committee meeting. This is the first Compensation Committee meeting after our prior year-end and provides the earliest opportunity to review and assess individual and corporate performance for the previous year. As part of its review process, the Compensation Committee has access to the advice and input of its independent compensation consultant, Farient.

Tax Considerations in Determining Officer Compensation

        Section 162(m) of the Internal Revenue Code of 1986, as amended, or Code, limits the corporate tax deduction to $1 million for compensation paid annually to any one of our Named Executive Officers (other than our Chief Financial Officer), unless the compensation meets certain requirements to qualify as performance based compensation. It is generally our intention to qualify compensation payments for tax deductibility under Section 162(m). Notwithstanding our intentions, because of ambiguities and uncertainties as to the application and interpretation of Section 162(m) and the regulations issued thereunder, no assurance can be given that compensation intended to satisfy the requirements for deductibility under Section 162(m) will so qualify.

        The Compensation Committee reserves the right to provide compensation that does not qualify as performance based compensation under Section 162(m) to the extent it believes such compensation is necessary to continue to provide competitive arrangements intended to attract and retain, and provide appropriate incentives to, qualified officers and other key employees.

        As explained in this CD&A, we have historically targeted the base salaries of our Named Executive Officers at the median range of base salaries in the market. The Compensation Committee intends to continue this policy notwithstanding the provisions of Section 162(m). As a result of the foregoing, the portion of our Chief Executive Officer's base salary that exceeded $1 million in 2014, as well as any other compensation paid to our Named Executive Officers (other than our Chief Financial Officer) in excess of $1 million that was not performance based within the meaning of Section 162(m), will not qualify for tax deductibility under Section 162(m).

Compensation Program Elements

        Our executive compensation program consists of three principal elements: base salary, annual bonus opportunities and long-term incentive compensation opportunities. When considered together, these elements are total direct compensation. In total, all elements of our executive compensation program are designed to fulfill our basic goals of linking pay to performance, as we define it, and to pay competitively. All officers participate in each element of the program, but in varying degrees.

        All elements of compensation are reviewed annually for each officer, including our Named Executive Officers. Our annual review of executive compensation includes an evaluation of each officer's compensation as it compares to the median of the market, as we define it, for each officer's position. Our annual review also includes consideration of internal equity and the experience, tenure, potential and performance of each officer. Our Compensation Committee bases its final decisions about officers' compensation on subjective consideration of all of these factors. As a result, the Compensation Committee believes that the 2014 total direct compensation for each of the Named Executive Officers is within the median range of the competitive market, as we define it.

Base Salary

        In our annual review of base salaries for our officers, we target base salary at the median of the market for similar executive positions. Because we also subjectively consider other factors, including experience, tenure, potential, performance and internal equity, some officers' base salaries may be set above or below the median range. The Compensation Committee believes that all of the Named Executive Officers' salaries for 2014, after adjustment as described below, are in the median range of the competitive market, as we define it.

2014 Adjustments to Base Salary

        In determining the base salaries for the Named Executive Officers, the Compensation Committee reviewed each executive's job responsibilities, management experience, individual contributions, number of years in his or her position, and then-current salary.

        Following a comprehensive review of Mr. Linebarger's performance by the Board of Directors, the Compensation Committee approved a raise in Mr. Linebarger's 2014 salary of $100,000, or 8.3%, compared to 2013.

        After considering input from Mr. Linebarger on the individual contributions of each other Named Executive Officer, and after reviewing the position of each Named Executive Officer relative to his or her calculated median market value, and in consideration of our merit increase budget, the Compensation Committee approved the following salary increases effective July 1, 2014:

	2014 Base Salary Increases
Named Executive Officer	2013 Base Salary	$ Increase	% Increase	2014 Base Salary
N. Thomas Linebarger	$1,200,000	$100,000	8.3%	$1,300,000
Patrick J. Ward	$675,000	$10,000	1.5%	$685,000
Richard J. Freeland	$670,000	$130,000	19.4%	$800,000	(1)
Pamela L. Carter	$557,000	$13,000	2.3%	$570,000
Anant J. Talaulicar	$525,000	$25,000	4.8%	$550,000

(1)
On July 1, 2014, Mr. Freeland's base salary was increased to $685,000 as part of our annual merit increase program. On July 8, 2014, the Compensation Committee approved Mr. Freeland's appointment to Chief Operating Officer. In connection with that appointment, effective July 16, 2014, the Compensation Committee approved a change to Mr. Freeland's base salary to $800,000.

Annual Bonus

        We design annual bonus opportunities for our executives to link executive pay to our annual financial performance. Annual bonus payouts are equal to the participation percentage of annual base salary assigned to the executive's position and then further multiplied by a payout factor based on our company's actual financial performance against our ROANA goal for that year. For 2014, for those executives with responsibility for managing the operations of one of our operating segments, 50% of their annual bonus is based on the ROANA performance of their specific operating unit, which we refer to as Segment ROANA, and the remaining 50% on our total company ROANA performance, which we refer to as Corporate ROANA, resulting in a "Blended Payout Factor." There is no discretionary element to computing annual bonuses.

        For example:

$550,000	Annual Base Salary
× 60%	Participation Percentage
× 0.8	Payout Factor based on Company performance versus the incentive goal

$264,000	Annual Bonus

        Each Named Executive Officer's participation rate is set as a percentage of his or her annual base salary. Participation rates are set to align with the median range of the market, as we define it. Our Named Executive Officers' participation rates for 2014, expressed as a percentage of the actual 2014 earnings from their respective 2014 base salaries, were:

Named Executive Officer	2014 Participation Rate
N. Thomas Linebarger	135%
Patrick J. Ward	85%
Richard J. Freeland	90%
Pamela L. Carter	80%
Anant J. Talaulicar	75%

        The payout factor is calculated based on a formula annually approved by the Compensation Committee. For purposes of determining the payout factor, we measure our corporate performance based on our annual ROANA. We have selected ROANA as the sole performance measure under our annual bonus program because we believe it appropriately balances our profitability and the management of our assets, and also is an important element underlying our share value.

        ROANA, for compensation purposes is calculated as follows:

  For Segment ROANA, the numerator is Segment Earnings Before Interest and Tax, or EBIT, which is defined as each respective operating segment's direct earnings before interest expense, provisions for income taxes and non-controlling interests in earnings of consolidated subsidiaries and consideration of any corporate expense allocations. The denominator is Average Net Assets, which is derived from our consolidated balance sheet and excludes debt and related financing accounts, deferred tax amounts, certain pension and post retirement liability accounts, and those net assets managed by Corporate, such as cash. Average Net Assets are then allocated to the appropriate operating segment.

  For Corporate ROANA, the numerator is Earnings Before Interest and Tax, or EBIT, which is defined as the company's direct earnings before interest expense, provisions for income taxes and non-controlling interests in earnings of consolidated subsidiaries. The denominator is Average Net Assets, which is derived from our consolidated balance sheet and excludes debt and related financing accounts, deferred tax amounts and certain pension and post retirement liability accounts.

        Payout factors are determined using actual ROANA results compared to targets and goal ranges approved by the Compensation Committee. In setting the annual ROANA targets for the purpose of determining our executives' annual bonus opportunity, the Compensation Committee reviews the levels of difficulty of the annual operating plan, or AOP, for each operating segment, considering the markets involved and the current economic environment. The Compensation Committee then establishes the 1.0 payout factor at the ROANA amount reflected in achieving our AOP and establishes the range of payout factors against the relative achievement of our ROANA target. The possible payout factors for 2014 ranged from 0.1 to a maximum of 2.0 in increments of 0.1. Payouts start at 0.1 resulting from meeting 60% of AOP, while 120% of AOP was required to earn a 2.0 payout factor, as follows:

Payout Factor	ROANA Target Used to Establish Final Payout Factor

0.1	60% of ROANA Target

0.2 - 0.9 (0.1 increments)	Each target point in this range is derived by evenly allocating the 60% - 100% of ROANA difference across each point in the range

1.0	100% of ROANA Target

1.1 - 1.9 (0.1 increments)	Each target point in this range is derived by evenly allocating the 100% - 120% of ROANA difference across each payout factor in the range

2.0	120% and above of ROANA Target

        Note:    With respect to the Segment ROANA plans, the methodology described above applies to each operating segment except the Distribution Business, for which we use 80% of its ROANA target set in the AOP to establish its 0.1 Payout Factor. We apply this modified approach because the Distribution Business operates in a less cyclical business environment than our other operating segments. Each target point in the Distribution Business's 0.2 - 0.9 range is derived by evenly allocating the 80% - 100% of ROANA difference across each point in the range. The 2.0 Payout Factor for the Distribution Business is calculated in the same manner as our other operating segments, using 120% of its ROANA target set in the AOP.

        Setting the targets with appropriate levels of difficulty underscores the importance of achieving or exceeding the AOP performance commitments of each operating segment. This approach requires increasingly difficult targets during economic upturns, and realistic goals that maximize performance, to the extent possible, during cyclical downturns.

        For our 2014 annual bonus plan, the ROANA performance targets established and approved by our Board reflected the targets set in our 2014 AOP. Target Corporate ROANA was 25.24%, which was based on target EBIT of $2.496 billion. The 2014 target ROANA for each of our segments is listed below. In setting these targets, the Compensation Committee considered the AOP as well as the historical performance of the company relative to our Custom Peer Group.

Segment	2014 Target ROANA
Engine Business	60.56%
Power Generation Business	30.00%
Distribution Business	31.71%
Components Business	38.84%

        Based on our actual corporate performance during 2014 of EBIT of $2.498 billion and ROANA of 25.91%, as measured against our ROANA goal of 25.24%, the payout factor for the Corporate ROANA plan was 1.1. For the Named Executive Officers who participated in Segment ROANA plans, performance varied by operating segment, resulting in 2014 overall payout factors varying between 1.05 and 1.35. The payout factors used to calculate the annual bonus for each Named Executive Officer for 2014 were as follows:

Named Executive Officer	Overall Payout Factor
N. Thomas Linebarger (Corporate Payout Factor)	1.10
Patrick J. Ward (Corporate Payout Factor)	1.10
Richard J. Freeland
January 1 - July 15 (Engine Business / Corporate Blended Payout Factor)	1.15	(1)
July 16 - December 31 (Corporate Payout Factor)	1.10
Resulting 2014 Overall Payout Factor	1.127
Pamela L. Carter (Distribution Business / Corporate Blended Payout Factor)	1.05
Anant J. Talaulicar (Components Business / Corporate Blended Payout Factor)	1.35

(1)
On July 8, 2014, the Compensation Committee approved Mr. Freeland's appointment to Chief Operating Officer. For the period January 1, 2014 through July 15, 2014 Mr. Freeland participated in the blended Engine Business segment / Corporate Annual Bonus plan. For the period July 16, 2014 through December 31, 2014 Mr. Freeland participated in the Corporate Annual Bonus plan.

        Based on the approved 2014 overall payout factors, the actual 2014 annual bonus awards for each Named Executive Officer were as follows:

Summary of Awards
Named Executive Officer	Annual Base Salary	X	Participation Rate	X	Overall Payout Factor	=	2014 Annual Bonus Award
N. Thomas Linebarger	$1,250,000		135%		1.10		$1,856,250
Patrick J. Ward	$680,000		85%		1.10		$635,800
Richard J. Freeland	$730,208		90%		1.127		$739,266	(1)
Pamela L. Carter	$563,500		80%		1.05		$473,340
Anant J. Talaulicar	$537,500		75%		1.35		$544,219

(1)
On July 8, 2014, the Compensation Committee approved Mr. Freeland's appointment to Chief Operating Officer. For the period January 1, 2014 through July 15, 2014 Mr. Freeland participated in the blended Engine Business segment / Corporate Annual Bonus plan. For the period July 16, 2014 through December 31, 2014 Mr. Freeland participated in the Corporate Annual Bonus plan.

        Our 2014 annual bonus awards are subject to our compensation recoupment, or "claw back," policy in our corporate governance principles providing that, if any of our financial statements are required to be materially restated resulting from the fraudulent actions of any officer, our Board may direct that we recover all or a portion of any award or any past or future compensation other than base salary from any such officer with respect to any year for which our financial results are adversely affected by such restatement.

Long-term Incentive Compensation and Methodology

        Our long-term incentive compensation program consists of performance cash awards and stock-based grants. Our stock-based grants include both performance shares and stock options. The Compensation Committee believes that this blended approach of granting both performance shares and stock options supports our pay for performance philosophy, provides appropriate incentives for participants to achieve financial targets, and strengthens the linkage between the economic interests of our Named Executive Officers and the interests of our shareholders.

        We balance our long-term incentive compensation equally among three compensation elements as follows:

2014 Long-term Incentive Plan

Element	Allocation	Term

Performance Cash	34% of target LTI	3-year ROE

Performance Shares	33% of target LTI	3-year ROE

Stock Options	33% of target LTI	3-year cliff vesting 10-year term

        Our Committee believes that this allocation, particularly when coupled with the ten-year term of our stock option grants, strengthens the linkage between the compensation of our Named Executive Officers and our share performance over time.

        The amount of performance cash and performance shares earned by each Named Executive Officer is based on our ROE performance. We believe ROE is a meaningful measure of profitability relative to our shareholders' interests over the three-year performance period, provides an incentive for profitable growth given the nature of the calculation, and correlates well with shareholder value. We believe that ROE is a more meaningful measure of the impact of actions under the control of management than stock price, yet links our officers' economic interests to those of our shareholders, because historical data have indicated a strong, positive correlation over time between our ROE and our stock price.

        The ROE for each award cycle is calculated as our cumulative net income for the three-year performance period, divided by our average shareholders' equity for the period, divided by the number of years in the award cycle. Our average shareholders' equity for each award cycle is calculated based on quarter ending values during the award cycle. The numerator is profit after tax, or PAT, for the applicable period. The equity calculation is adjusted for changes to equity related to unrecognized pension and other post-employment benefit amounts and equity transactions not built into the AOP such as common stock repurchases in excess of what was included in the AOP. The Compensation Committee has the discretion to adjust the payouts downward, but not upward, once it establishes the performance measures each year.

        The overall degree of difficulty for achieving the 2012-2014 ROE target, which was based on achievement of our 2014 AOP, was discussed as part of the Compensation Committee's annual incentive compensation setting process. The Compensation Committee considered the recent historical performance of our Custom Peer Group in setting this target.

        The table below summarizes the ROE targets and performance for the 2012-2014, 2013-2015 and 2014-2016 award cycles.

Award Cycle (Performance Period)	ROE Target for 1.0 Payout	Actual ROE Achieved	Payout Factor
2012-2014	22.78%	20.70%	0.70
2013-2015	20.35%	ROE calculated at the end of the 2013-2015 performance period for payout in 2016	TBD
2014-2016	19.68%	ROE calculated at the end of the 2014-2016 performance period for payout in 2017	TBD

        For all award cycles, a 2.0 payout factor for both performance cash and performance shares requires performance equal to 120% of the target performance level. This is the maximum payout achievable. The threshold payout of 10% of the target award requires performance equal to 60% of the target performance level resulting in a 0.1 payout factor.

        2014 Target Grant Values.    Each Named Executive Officer's 2014 target grant value was set to provide an "at target" total long-term incentive compensation opportunity at the median of the comparable long-term incentive compensation provided in the market, as we define it.

        The Compensation Committee uses a valuation methodology that converts the targeted value of the grants into a targeted dollar amount of performance cash and a number of performance shares and stock options using a calculation of market-based economic value. A six-month average price of our stock is used in determining the number of performance shares to be granted. We believe the six-month average is most appropriate as it eliminates any unforeseen gains or losses in value associated with a temporary stock price spike or drop. The number of stock options granted is determined using the Black-Scholes model. In 2014, the targeted value of the long-term grants was divided between cash and stock-based awards, with two-thirds of the value being allocated to stock-based awards (one-third to performance shares and one-third to stock options) and one-third being allocated to cash-based awards. Under our valuation model for our stock option grants, the ratio of stock options to performance shares awarded in 2014 was approximately 2.4 to 1.

        Performance Cash Awards.    Performance cash awards are granted as target awards expressed as a dollar amount for each participant. Multiples of the target award may be earned, ranging from zero to 200% of the target award, based on how well we achieve or exceed the established ROE target for the performance period. The target amounts of the performance cash awards will be paid in cash if we achieve target ROE for the award cycle. Target ROE is the average of the ROE for the three-year award cycle period based on (i) our AOP for the first year and (ii) a target level established by management and approved by the Compensation Committee for the second and third years of the award cycle.

        Performance Shares and Option Awards.    The target grant value of the stock-based grants made in 2014 was comprised equally of performance shares and stock options. The target award of performance shares granted to each participant is expressed as a number of shares of our Common Stock. A percentage of the target award number of shares may be earned, ranging from zero to 200%, based on the same ROE performance measures over the award cycle and, therefore, the same payout factor as our performance cash awards.

        On April 2, 2014, we granted non-qualified stock options representing approximately one-half of the target dollar value of stock-based grants with an exercise price per share equal to the closing price of our Common Stock on the grant date. The stock options vest and become exercisable with respect to all of the underlying shares of our Common Stock on the third anniversary of the grant date, or upon the recipient's earlier retirement, death or disability, so long as the recipient is continuously employed by us or a subsidiary until such date or event.

        The 2014 long-term incentive plan grants for our Named Executive Officers were as follows:

Named Executive Officer	2014 LTI Grant Value	Performance Cash Value	Performance Shares Value	Stock Options Value
N. Thomas Linebarger	$6,300,000	$2,142,000	$2,079,000	$2,079,000
Patrick J. Ward	$1,575,000	$535,000	$520,000	$520,000
Richard J. Freeland(1)	$2,000,000	$680,000	$660,000	$660,000
Pamela L. Carter	$1,250,000	$425,000	$412,500	$412,500
Anant J. Talaulicar	$1,200,000	$408,000	$396,000	$396,000

(1)
On April 2, 2014, Mr. Freeland received a long-term incentive plan grant valued at $1,725,000. On July 8, 2014, the Compensation Committee approved Mr. Freeland's appointment to Chief Operating Officer. In connection with that appointment, effective July 16, 2014, the Compensation Committee approved an additional long-term incentive award with a grant value of $275,000 to reflect his additional responsibilities. The grant date for the stock options component of this award was July 16, 2014.

Benefits

        Our officers, including our Named Executive Officers, participate in the full range of health, welfare and retirement benefits and are covered by the same plans as other exempt employees. We target our total benefit package to be at the median of the market.

        In addition to these benefits, our officers, including our Named Executive Officers, participate in our supplemental life insurance and deferred income program, which is designed to attract and retain key leadership talent in senior positions. This program provides additional life insurance equal to three times base salary while the officer is an active employee, and additional retirement payments, which are offset by and coordinated with payments from our regular retirement plans. The supplemental retirement provision "tops up" the pension available from our regular pension plans to provide a total benefit based on a percentage of the officer's highest average consecutive 60 month (five years) base salary and annual bonus received during the last 10 years of employment. The total replacement formula is 2% for each of the first 20 years and 1% for each of the next 10 years, with a maximum 50% total after 30 years of service. Under the terms of the program, Mr. Linebarger is eligible to receive an additional 10% benefit.

        Mr. Talaulicar participates in a retirement plan mandated by the Indian government known as the Provident Fund. The Provident Fund requires covered employees and employers to make periodic contributions equal to a percentage of base salary, and we make the employee as well as the employer contribution on Mr. Talaulicar's behalf. Mr. Talaulicar also received a tax equalization benefit in 2014 in connection with his service for part of the year in India. Due to his service in India, Mr. Talaulicar's compensation was subject to taxation in India as well as in the United States. The tax equalization payments were made to Mr. Talaulicar, or to the applicable taxing authority on his behalf, to ensure that, on an after-tax basis, he received the same level of compensation as if he were subject to taxation only in the United States. The aggregate incremental cost to us of this tax equalization arrangement is shown in the All Other Compensation column of the Summary Compensation Table.

        Our officers, including our Named Executive Officers, are eligible to participate in our non-qualified deferred compensation plan, as are all exempt U.S. employees whose salaries equal or exceed $100,000. This program is designed to provide financial planning opportunities for capital accumulation on a tax-deferred basis, and to meet competitive market practice.

        Substantially all of our U.S. employees, including our Named Executive Officers, are eligible to participate in our employee stock purchase plan. Under the employee stock purchase plan, each eligible employee may authorize the withholding of 1-15% of his or her base pay each pay period to be used to purchase shares of our Common Stock for the employee's account on the open market by a third-party administrator we have engaged for this purpose. We make a matching contribution in cash in an amount sufficient to result in the employee receiving a discount on the shares purchased of 10%.

Perquisites

        Perquisites do not comprise a major element in our executive compensation program.

        We provide support to our officers, including our Named Executive Officers, for the services of a financial counselor. The financial counselor provides estate and tax planning advice and tax return preparation. The fees for these services are detailed in the Summary Compensation Table.

        Our officers, including our Named Executive Officers, may use our aircraft for reasonable personal use, following a prescribed approval process. The Compensation Committee reviews the level of usage annually. We believe that our officers' ability to use a company plane for limited personal use saves time and provides additional security for them, thereby benefiting our company. The aggregate incremental cost to us of such personal use by our Named Executive Officers is detailed in the Summary Compensation Table.

        Executive physical examinations are available for all officers, including our Named Executive Officers. The Compensation Committee considers this practice to be good corporate governance and a direct benefit to our company's shareholders.

Post-Employment Compensation and Change in Control Protections

        We do not have formal severance agreements with any of our Named Executive Officers, but we have a policy of paying severance under certain circumstances to officers whose employment is terminated, and certain of our plans provide for other benefits upon certain change in control events and terminations of employment, each as described in detail under "Potential Payments Upon Termination or Change in Control." The Compensation Committee believes the change in control and termination benefits that we provide our Named Executive Officers are consistent with the Compensation Committee's overall objectives. The Compensation Committee periodically reviews and modifies these benefits to ensure that they continue to meet these objectives. The purposes of these benefits are to permit our key executives to concentrate on taking actions that are in the best interests of our shareholders without regard to whether such action may ultimately have an adverse impact on their job security and to enable them to provide objective advice on any potential change in control of our company without undue concern regarding its potential impact on their personal financial security and future.

        In addition to a qualified change in control, payment under the plan requires termination without "cause" by the company or termination by the officer for "good reason" within two years of the change in control. Upon the occurrence of both triggering events, certain benefits would be provided to the affected Named Executive Officer. For our Chief Executive Officer, these benefits include a severance payment equal to three years' base salary plus three annual bonus payments calculated at a 1.0 payout factor, as well as the full vesting of certain insurance and retirement benefits and the continuation for the three-year severance period of certain other benefits. For our Named Executive Officers (except our Chief Executive Officer), the benefits include a severance payment equal to two years' base salary plus two annual bonus payments calculated at a 1.0 payout factor as well as the full vesting of certain insurance and retirement benefits and the continuation for the two-year severance period of certain other benefits.

        In addition to the severance provisions of our change in control compensation protection arrangements, there are provisions within our long-term compensation plans that provide payment of outstanding awards in the event of a change in control, without requiring actual or constructive termination of the officer. Some stock-based awards under our long-term compensation plans granted prior to 2012 provide for accelerated vesting upon a change in control without requiring termination of employment. However, all stock-based awards granted in 2012 or later under our long-term compensation plans provide for accelerated vesting upon a change in control only if the award holder's employment is also terminated by us without cause or by the award holder with good reason within two years after the change in control.

        Our change in control compensation protection arrangements do not provide for tax gross-ups for excise taxes imposed because of the "golden parachute" excise tax provisions of Code Sections 280G and 4999. Instead, the arrangements provide that, if excise taxes are imposed because of the golden parachute excise tax provisions of Code Sections 280G and 4999, the Named Executive Officer's change in control compensation protections will be either cut back, to a level below the level that would trigger the imposition of the excise taxes, or paid in full and subjected to the excise taxes, whichever results in the better after-tax result to the Named Executive Officer.

Confidentiality and Non-Compete Agreements

        Each of our Named Executive Officers has signed an agreement not to disclose our confidential information or to accept employment with certain competitors during, and for 12 months subsequent to, the time the officer is employed by us.

Stock Ownership Requirements

        The Compensation Committee believes that our officers should own significant amounts of our stock in order to further link their economic interests to those of our shareholders. To underscore this, we require our officers to own a number of shares of our Common Stock having a total value equal to the following multiples of their respective base salaries: Chief Executive Officer, five times base salary; members of the Cummins Leadership Team (including all of the Named Executive Officers other than the Chief Executive Officer), three times base salary; all other officers, one times base salary. An officer's direct and indirect ownership of our Common Stock counts towards the officer's ownership requirements, but unexercised stock options and unearned performance shares are not counted towards officer stock ownership requirements.

        Because our stock value may vary, these ownership requirements are expressed as a set number of shares for defined bands of salary. The numbers of shares required are reviewed annually and established by the Compensation Committee based on the average market price of our stock over a three-year period.

        Officers have five years from the date of their initial appointments to meet their requirement. An officer whose salary increases to the level of a new salary band (and higher stock ownership requirement) will have three years from the date of such increase to achieve the new higher level. Subject to limited exceptions, officers may not sell any of our shares until they reach their stock ownership guideline, and then they may only sell our shares to the extent their stock ownership would not drop below their ownership requirement.

        All of our Named Executive Officers are in compliance with their stock ownership requirements or still have time to meet their ownership requirement.

        As described under "Director Compensation," we have also adopted formal stock ownership guidelines for non-employee members of our Board. All of our non-employee directors have either satisfied this requirement or have additional time to do so.

        Officers and directors are prohibited from engaging in forms of hedging or monetization transactions involving the establishment of a short position in our Common Stock, such as zero-cost collars and forward sale contracts.

 Compensation Committee Report

        The Compensation Committee of the Board of Directors has reviewed and discussed the preceding Compensation Discussion and Analysis with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement for incorporation by reference into the Company's Annual Report on Form 10-K for the year ended December 31, 2014.

Respectfully submitted,
GEORGIA R. NELSON, CHAIR ROBERT K. HERDMAN ALEXIS M. HERMAN

        A summary compensation table and supplemental tables on the following pages disclose compensation information for our Named Executive Officers during our last three completed fiscal years (or such shorter period for which the Named Executive Officer was a Named Executive Officer) and our last completed fiscal year, respectively.

2014 SUMMARY COMPENSATION TABLE AND SUPPLEMENTAL TABLES

Name and Principal Position	Year	Annual Salary	(1) Bonus	(2) Stock Awards	(3) Option Awards	(4) Non-Equity Incentive Plan Compensation	(5) Change in Pension Value and Nonqualified Deferred Compensation Earnings	(6) All Other Compensation	Total Compensation
N. T. Linebarger, Chairman and	2014	$1,250,000	$0	$2,636,666	$2,233,767	$3,318,550	$5,267,522	$78,050	$14,784,555
Chief Executive Officer	2013	$1,200,000	$0	$2,694,832	$2,880,262	$2,524,500	$21,963	$71,480	$9,393,037
	2012	$1,162,500	$0	$2,432,872	$2,052,086	$2,998,563	$4,229,058	$77,800	$12,952,879
P. J. Ward, Vice President and	2014	$680,000	$0	$659,521	$558,317	$1,065,600	$2,380,601	$24,818	$5,368,857
Chief Financial Officer	2013	$675,000	$0	$673,974	$719,826	$1,227,000	$158,076	$24,039	$3,477,915
	2012	$650,000	$0	$715,075	$603,426	$1,680,000	$2,241,905	$28,177	$5,918,583
R. J. Freeland, President and	2014	$730,208	$0	$842,021	$700,066	$1,169,066	$1,576,962	$42,673	$5,060,996
Chief Operating Officer	2013	$670,000	$0	$737,858	$788,358	$1,250,400	$34,344	$25,022	$3,505,982
	2012	$647,500	$0	$715,075	$603,426	$1,704,900	$1,812,163	$28,905	$5,511,969
P. Carter, Vice President and	2014	$563,500	$0	$523,362	$443,370	$760,340	$605,537	$92,853	$2,988,962
President—Distribution Business
A. Talaulicar, Vice President and	2014	$537,500	$0	$502,087	$425,456	$831,219	$2,015,067	$170,102	$4,481,431
President—Components Business(7)	2013	$525,000	$0	$513,200	$548,736	$1,021,875	$23,208	$87,735	$2,719,754
	2012	$512,500	$0	$477,102	$402,102	$1,328,188	$1,771,402	$265,456	$4,756,750

(1)
Our annual bonuses are performance based, not discretionary, and are therefore included as Non-Equity Incentive Plan Compensation in the table above.

(2)
The Stock Awards column represents the fair value on the grant date, computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, which we refer to as ASC Topic 718, for stock awards pursuant to the 2003 Stock Incentive Plan, for awards made in 2012, or the 2012 Omnibus Incentive Plan, for awards made in 2013 and 2014, based upon the probable outcome of the performance conditions, consistent with the estimate of aggregate compensation cost to be recognized over the service period determined as of the grant date under ASC Topic 718. Additional information about the assumptions that we used when valuing equity awards is set forth in our Annual Reports on Form 10-K in Note 16 to the Consolidated Financial Statements for 2014, 2013 and 2012. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. Performance shares are earned based on our financial performance over a three-year period, and the shares earned are not restricted after the performance period. The maximum values of the 2014 awards at the grant date assuming that the highest level of performance conditions are attained, are as follows: N. T. Linebarger—$5,273,332; P. J. Ward—$1,319,042; R. J. Freeland—$1,684,043; P. Carter—$1,046,724; A. Talaulicar—$1,004,174.

(3)
The Option Awards column represents the fair value on the grant date computed in accordance with ASC Topic 718 for option awards pursuant to the 2003 Stock Incentive Plan, for awards made in 2012, or the 2012 Omnibus Incentive Plan, for awards made in 2013 and 2014. Additional information about the assumptions that we used when valuing equity awards is set forth in our Annual Report on Form 10-K in Note 16 to the Consolidated Financial Statements for our fiscal year ended December 31, 2014. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service based vesting conditions.

(4)
The amounts shown in this column for 2014 consist of (i) payments made in March 2015 under the Senior Executive Target Bonus Plan for 2014 performance and (ii) payments for the Senior Executive Longer-term Performance Plan, which were paid in March 2015 based on our 2012-2014 performance. The payments for each Named Executive Officer from these sources were:

	N. T. Linebarger	P. J. Ward	R. J. Freeland	P. Carter	A. Talaulicar
Senior Executive Target Bonus Plan	$1,856,250	$635,800	$739,266	$473,340	$544,219
Senior Executive Longer-Term Performance Plan	$1,462,300	$429,800	$429,800	$287,000	$287,000

TOTAL	$3,318,550	$1,065,600	$1,169,066	$760,340	$831,219

(5)
The aggregate changes during 2014 in the actuarial present value of each Named Executive Officer's pension plans and the above market earnings on non-qualified deferred compensation are as follows:

	N. T. Linebarger	P. J. Ward	R. J. Freeland	P. Carter	A. Talaulicar
Cummins Pension Plan (Qualified)	$51,854	$51,193	$31,932	$30,000	$28,719
Excess Benefit Retirement Plan (Non-qualified)	$208,576	$72,747	$101,068	$63,000	$53,657
Supplemental Life Insurance and Deferred Income Plan (Non-qualified)	$4,957,558	$2,243,241	$1,374,429	$503,568	$1,931,758

Sub-total	$5,217,988	$2,367,181	$1,507,429	$596,568	$2,014,134
Above-market earnings on non-qualified deferred compensation	$49,534	$13,420	$69,533	$8,969	$933

TOTAL	$5,267,522	$2,380,601	$1,576,962	$605,537	$2,015,067

        "Above-market" is defined as the amount of earnings that exceeded 120% of the applicable federal long-term rate. The present value of the benefits depends in part on the interest rate used to discount the future benefits under the Plan to their present value. That interest rate used in 2014 was lower than the rate used in 2013, resulting in a higher present value as of December 31, 2014 and the increase shown above. The amounts shown in the Change in Pension Value and Nonqualified Deferred Compensation Earnings column and in the table immediately above reflect our Named Executive Officers' years of credited service under our pension plans.

(6)
This column consists of the following for 2014:

	N. T. Linebarger	P. J. Ward	R. J. Freeland	P. Carter	A. Talaulicar
Financial Counseling	$10,920	$12,160	$10,920	$10,920	$11,522
Personal use of Company Aircraft	$51,556	$0	$16,953	$67,116	$0
Life Insurance Costs	$5,974	$3,058	$5,200	$5,217	$3,311
Company Contributions under the Retirement and Savings Plan	$9,600	$9,600	$9,600	$9,600	$9,600
Tax Equalization	$0	$0	$0	$0	$83,701

Company Contribution to the Provident Fund	$0	$0	$0	$0	$61,968

TOTAL	$78,050	$24,818	$42,673	$92,853	$170,102

        Personal Use of Company Aircraft was calculated using an average indicated hourly cost of $2,322.36 which is the incremental cost incurred by the Company. This cost is calculated based on the Company's annual average fuel cost and other expenses derived from published industry averages. Tax Equalization represents the aggregate incremental cost to the Company of providing a tax equalization benefit to Mr. Talaulicar in connection with his service in India. The cost is calculated on an estimated basis because the exact amount of Mr. Talaulicar's tax liabilities for 2014 will not be finally determined until after the filing of this proxy statement. The Company Contribution to the Provident Fund represents the Company's payment, on the employee's behalf, to a retirement plan mandated by the Indian government and in which Mr. Talaulicar participates.

(7)
The exchange rate used to convert amounts shown in the Summary Compensation Table for Mr. Talaulicar that were originally calculated or paid in Indian rupees into U.S. dollars was 63.5901 Indian rupees to one U.S. dollar as of December 31, 2014.

        The following table complements the disclosures set forth in columns captioned Non-Equity Incentive Plan Compensation, Stock Awards and Option Awards in the Summary Compensation Table.

GRANTS OF PLAN-BASED AWARDS IN 2014

											All Other Option Awards Number of Securities Underlying Options (#)	(6)	(7)
				Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares or Units (#)
												Exercise or Base Price of Option Awards ($)	Grant Date Fair Value of Stock and Option Awards
Name	Grant Date	Date of Committee Action		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
N. T. Linebarger	N/A	N/A	(1)	$168,750	$1,687,500	$3,375,000
	N/A	N/A	(2)	$258,100	$2,581,000	$5,162,000
	4/2/14	2/10/14	(3)				1,859	18,590	37,180				$2,636,666
	4/2/14	2/10/14	(4)							0	44,890	$149.34	$2,233,767
P. J. Ward	N/A	N/A	(1)	$57,800	$578,000	$1,156,000
	N/A	N/A	(2)	$64,500	$645,000	$1,290,000
	4/2/14	2/10/14	(3)				465	4,650	9,300				$659,521
	4/2/14	2/10/14	(4)							0	11,220	$149.34	$558,317
R. J. Freeland	N/A	N/A	(1)	$65,719	$657,188	$1,314,375
	N/A	N/A	(2)	$82,000	$820,000	$1,640,000
	4/2/14	2/10/14	(3)				509	5,090	10,180				$721,927
	7/16/14	7/7/14	(3)				82	820	1,640				$120,094
	4/2/14	2/10/14	(4)							0	12,290	$149.34	$611,561
	7/16/14	7/7/14	(5)							0	1,960	$154.20	$88,505
P. Carter	N/A	N/A	(1)	$45,080	$450,800	$901,600
	N/A	N/A	(2)	$51,200	$512,000	$1,024,000
	4/2/14	2/10/14	(3)				369	3,690	7,380				$523,362
	4/2/14	2/10/14	(4)							0	8,910	$149.34	$443,370
A. Talaulicar	N/A	N/A	(1)	$40,313	$403,125	$806,250
	N/A	N/A	(2)	$49,200	$492,000	$984,000
	4/2/14	2/10/14	(3)				354	3,540	7,080				$502,087
	4/2/14	2/10/14	(4)							0	8,550	$149.34	$425,456

(1)
Named Executive Officers participate in the annual bonus plan, as described in the Compensation Discussion and Analysis. The payout is calculated based on a formula approved by the Compensation Committee annually. Each participant is assigned a participation rate as a percent of salary. For purposes of this Plan, our performance is measured by ROANA as defined by the Plan. The annual bonus is calculated as follows:

(Annual Bonus) equals (Annual Base Salary Paid for calendar year) times (participation percentage assigned to each position) times (Payout Factor)

The Payout Factor could range from zero to 2.0, in increments of 0.1.

(2)
We made target awards, expressed as dollar amounts, under our Longer-Term Performance Plan and Senior Executive Longer-Term Performance Plan, which are sub-plans under our 2012 Omnibus Incentive Plan, in 2014. A multiple of the target award is earned based on our Return on Equity (ROE) performance during 2014-2016. The amount earned and paid under the three-year target award would range from zero to 200% of the target award amount. The target award will be earned if our ROE for 2014-2016 is equal to the targeted ROE level established for that period as described in the Compensation Discussion and Analysis. The Threshold Payment (10% of the target award) will be earned if our ROE is 60% of the targeted ROE for the period. The maximum payment (200% of the target award) will be earned if our ROE is 20% above the targeted ROE for the period. To the extent earned, the payments will be made in March 2017.

(3)
We made target awards of performance shares under our 2012 Omnibus Incentive Plan in 2014. The awards are expressed as a target number of shares of our Common Stock. Shares are earned based on our ROE performance during 2014-2016, based on the same measures as established for the target awards under the Longer-Term Performance Plan and Senior Executive Longer-Term Performance Plan. The number of shares earned can range from zero to 200% of the target award number of shares. The target award number of shares will be earned if our ROE for 2014-2016 is equal to the targeted ROE established for the period as described in the Compensation Discussion and Analysis. Dividends are payable only at the conclusion of the performance period on the shares that become earned.

(4)
We awarded stock options under our 2012 Omnibus Incentive Plan. The options were granted on April 2, 2014 at a grant price of $149.34, which was equal to the unadjusted closing market price of our Common Stock on the grant date. The options are not exercisable until April 2, 2017 (or upon the recipient's earlier retirement, death or disability) so long as the recipient is continuously employed by us or a subsidiary until such date, vest on the same schedule and expire on the earliest of April 2, 2024, five years after retirement or disability, or one year after death.

(5)
We awarded stock options under our 2012 Omnibus Incentive Plan. The options were granted on July 16, 2014 at a grant price of $154.20, which was equal to the unadjusted closing market price of our Common Stock on the grant date. The options are not exercisable until July 16, 2017 (or upon the recipient's earlier retirement, death or disability) so long as the recipient is continuously employed by us or a subsidiary until such date, vest on the same schedule and expire on the earliest of July 16, 2024, five years after retirement or disability or one year after death.

(6)
The grant price of the stock options is equal to the unadjusted closing price of our Common Stock on the April 2, 2014 grant date of $149.34 and the July 16, 2014 grant date of $154.20.

(7)
The April 2, 2014 grant date fair value for performance shares, based upon probable outcome of the performance conditions to which they are subject, is $141.8325/share, which is consistent with the estimate of aggregate compensation costs to be recognized over the service period determined as of the grant date under ASC Topic 718 (excluding the effect of estimated forfeitures). The July 16, 2014 grant date fair value for performance shares, based upon probable outcome of the performance conditions to which they are subject, is $146.4562/share, which is consistent with the estimate of aggregate compensation costs to be recognized over the service period determined as of the grant date under ASC Topic 718 (excluding the effect of estimated forfeitures). The April 2, 2014 grant date fair value for stock option awards was the Black-Scholes value at grant date which was $49.7609/share. The July 16, 2014 grant date fair value for stock option awards was the Black-Scholes value at grant date which was $45.1558/share.

        The following two tables are intended to enhance understanding of equity compensation that has been previously awarded and remained outstanding, as of December 31, 2014, including amounts realized on equity compensation during the last year as a result of the vesting or exercise of equity awards.

OUTSTANDING EQUITY AWARDS AT 2014 YEAR-END

							Stock Awards
							Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date
N. T. Linebarger	0		44,890	(1)	$149.34	4/2/2024	43,900	(2)	$6,329,063	(3)
	0		60,100	(4)	$111.84	4/2/2023
	37,510	(5)	0		$120.28	4/2/2022
	13,040	(6)	0		$119.77	5/2/2021
	16,360	(7)	0		$58.115	3/1/2020
	24,830	(8)	0		$19.420	3/2/2019
P. J. Ward	0		11,220	(1)	$149.34	4/2/2024	10,980	(2)	$1,582,987	(3)
	0		15,020	(4)	$111.84	4/2/2023
	11,030	(5)	0		$120.28	4/2/2022
	8,150	(6)	0		$119.77	5/2/2021
	5,900	(7)	0		$58.115	3/1/2020
R. J. Freeland	0		1,960	(9)	$154.20	7/16/2024
	0		12,290	(1)	$149.34	4/2/2024	12,840	(2)	$1,851,143	(3)
	0		16,450	(4)	$111.84	4/2/2023
	11,030	(5)	0		$120.28	4/2/2022
	8,150	(6)	0		$119.77	5/2/2021
	10,900	(7)	0		$58.115	3/1/2020
	3,650	(8)	0		$19.420	3/2/2019
P. Carter	0		8,910	(1)	$149.34	4/2/2024	8,710	(2)	$1,255,721	(3)
	0		11,920	(4)	$111.84	4/2/2023
	7,350	(5)	0		$120.28	4/2/2022
	6,520	(6)	0		$119.77	5/2/2021
A. Talaulicar	0		8,550	(1)	$149.34	4/2/2024	8,360	(2)	$1,205,261	(3)
	0		11,450	(4)	$111.84	4/2/2023
	7,350	(5)	0		$120.28	4/2/2022
	6,520	(6)	0		$119.77	5/2/2021

(1)
These stock options were granted on April 2, 2014 and will vest and become exercisable with respect to all of the underlying shares of our Common Stock on the third anniversary of the grant date, or upon the recipient's earlier retirement, death, or disability, so long as the recipient is continuously employed by us or a subsidiary until such a date or event.

(2)
Target awards of performance shares were granted in April 2013 and April 2014 to be earned in a multiple ranging from zero to two times the target awards, based on our performance during 2013-2015 and 2014-2016, respectively. The performance shares earned from the April 2013 grant will be awarded in 2016 and the performance shares earned from the April 2014 grant will be awarded in March 2017. Performance for the 2013 - 2015 period was above the threshold level but below target, while performance for 2014 alone was above the threshold level but below target; therefore the target amounts are shown for both the April 2013 grant and the April 2014 grant.

(3)
The price per share used to calculate the market value was $144.17, the unadjusted closing price of our Common Stock on the NYSE on December 31, 2014, the last trading day of the year.

(4)
These stock options were granted on April 2, 2013 and will vest and become exercisable with respect to all of the underlying shares of our Common Stock on the second anniversary of the grant date, or upon the recipient's earlier retirement, death or disability, so long as the recipient is continuously employed by us or a subsidiary until such a date or event.

(5)
These stock options were granted on April 2, 2012 and vested and became exercisable with respect to all of the underlying shares of our Common Stock on the second anniversary of the grant date.

(6)
These stock options were granted on May 2, 2011 and vested and became exercisable with respect to all of the underlying shares of our Common Stock on the second anniversary of the grant date.

(7)
These stock options were granted on March 1, 2010 and vested and became exercisable with respect to all of the underlying shares of our Common Stock on the second anniversary of the grant date.

(8)
These stock options were granted on March 2, 2009 and vested and became exercisable with respect to all of the underlying shares of our Common Stock on the second anniversary of the grant date.

(9)
These stock options were granted on July 16, 2014 and will vest and become exercisable with respect to all of the underlying shares of our Common Stock on the third anniversary of the grant date, or upon the recipient's earlier retirement, death or disability, so long as the recipient is continuously employed by us or a subsidiary until such a date or event.

        The outstanding awards of performance shares as of December 31, 2014 for the 2013-2015 and the 2014-2016 awards cycles, shown at target, were as follows:

Name	Grant Year	Number of Units of Performance Shares
N. T. Linebarger	2014	18,590
	2013	25,310
P. J. Ward	2014	4,650
	2013	6,330
R. J. Freeland	2014	5,910
	2013	6,930
P. Carter	2014	3,690
	2013	5,020
A. Talaulicar	2014	3,540
	2013	4,820

OPTION EXERCISES AND STOCK VESTED IN 2014

	(1)	(2)	(3)	(4)
	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
N. T. Linebarger	0	$0	12,060	$1,759,795
P. J. Ward	5,000	$504,725	7,545	$1,100,966
R. J. Freeland	0	$0	7,545	$1,100,966
P. Carter	0	$0	6,030	$879,898
A. Talaulicar	0	$0	6,030	$879,898

(1)
Represents the gross number of shares acquired upon exercise of vested options without taking into account any shares that may be withheld to cover option exercise price or applicable tax obligations.

(2)
Represents the value of exercised options calculated by multiplying (i) the number of shares of our Common Stock to which the exercise of the option related, by (ii) the difference between the per-share closing price of our Common Stock on the NYSE on the date of exercise and the exercise price of the options.

(3)
Target awards of performance shares were granted in May 2011 to be earned in a multiple ranging from zero to two times the target award, based on our performance during 2011-2013. The performance shares became earned and vested on March 1, 2014, based on our 2011-2013 performance.

(4)
The values realized on vesting for the performance shares were calculated using the unadjusted closing price of our Common Stock on February 28, 2014 ($145.92).

 PENSION BENEFITS FOR 2014

Name	Plan Name	Number of Years Credited Service (#)		Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
N. T. Linebarger	Cummins Pension Plan (Qualified)	21		$475,619	$0
	Excess Benefit Retirement Plan (Non-qualified)	21		$1,199,885	$0
	Supplemental Life Insurance and Deferred Income Plan (Non-qualified)	21		$15,249,941	$0
P. J. Ward	Cummins Pension Plan (Qualified)	27		$492,684	$0
	Excess Benefit Retirement Plan (Non-qualified)	27		$354,772	$0
	Supplemental Life Insurance and Deferred Income Plan (Non-qualified)	27		$7,187,789	$0
R. J. Freeland	Cummins Pension Plan (Qualified)	36		$751,715	$0
	Excess Benefit Retirement Plan (Non-qualified)	36		$697,285	$0
	Supplemental Life Insurance and Deferred Income Plan (Non-qualified)	36		$8,421,085	$0
P. Carter	Cummins Pension Plan (Qualified)	17		$316,000	$0
	Excess Benefit Retirement Plan (Non-qualified)	17		$584,000	$0
	Supplemental Life Insurance and Deferred Income Plan (Non-qualified)	17		$6,184,343	$0
A. Talaulicar	Cummins Pension Plan (Qualified)	27		$221,655	$0
	Excess Benefit Retirement Plan (Non-qualified)	27		$253,627	$0
	Supplemental Life Insurance and Deferred Income Plan (Non-qualified)	28	(1)	$6,305,711	$0

(1)
Mr. Talaulicar worked for our company as an intern during portions of two additional years. That service does not meet the requirements for credited service under the Cummins Pension Plan or the Excess Benefit Retirement Plan, although it is credited under the Supplemental Life Insurance and Deferred Income Plan.

        The Cummins Pension Plan is a cash balance pension plan. Participants receive pay credits equal to 6% of total monthly pay, defined as base salary and annual bonus payments. Individual accounts are maintained for each participant. The accounts receive interest credits equal to 30-year Treasury bond rate plus 1%. Participants are 100% vested in the Cummins Pension Plan benefit upon attaining three years of service.

        The Excess Benefit Retirement Plan provides non-qualified pension benefits in excess of limitations imposed by the Code on the benefits provided by the Cummins Pension Plan formula. It preserves the total benefit payable under the Cummins Pension Plan formula.

        The Supplemental Life Insurance and Deferred Income Plan provides a Supplemental Executive Retirement Plan ("SERP") Life Annuity benefit to our officers who participate in the Cummins Pension Plan.

        The SERP benefit is based on a percentage of the highest 60 consecutive months of total compensation during the final 120 months of the participant's career. Total Compensation for calculation of five year average pay is defined as base salary and annual bonus payments.

        The percentage is calculated as 2% of the participant's five year average pay for each of the first 20 years of service plus 1% of the participant's five year average pay for each of the next 10 years of service. The maximum is a 50% benefit after 30 years of service, except that an officer who is among our two highest paid Named Executive Officers at the time of retirement will receive an annual benefit equal to an additional 10%. In December 2011, the Compensation Committee discontinued this additional benefit for all future participants in the plan but maintained it for the two then-highest paid Named Executive Officers, one of whom was Mr. Linebarger.

        The retirement benefit calculated by this formula is offset by the highest combined annuity available from the Cummins Pension Plan and the Excess Benefit Retirement Plan, thus topping up the benefits available from those plans to total the target retirement benefit.

        Officers whose service and age total 80 (minimum age 55 and 20 years of service), or who were participants in the plan prior to 2006 and have at least 30 years of service, regardless of age, would qualify for immediate unreduced commencement of life annuity benefits. Therefore, Mr. Freeland qualified, as of December 31, 2014, for immediate commencement of unreduced benefits.

        Otherwise, after retirement or termination of employment, unreduced benefits may be commenced at age 60. Retired or terminated vested employees who do not qualify for unreduced benefits under the age and service conditions described in the previous paragraph may commence benefits as early as age 55, but the life annuity benefit would be reduced by .333% for each month the participant's age at commencement preceded 60.

        Vesting for the SERP benefit is 25% after five years of service, increasing in 15% annual increments, with 100% vesting after 10 years of service.

        The life annuity benefit has a 15-year certain payment, with a 50% benefit for surviving spouse or domestic partner.

        The SERP benefit accrued for service prior to 2005 may be elected as a lump sum payment. Benefits accrued after 2005 are subject to the provisions of Internal Revenue Code Section 409A, which preclude election of a lump sum distribution of such benefits at the time permitted for benefits accrued for service prior to 2005.

        The actuarial table and discount rates used to calculate a lump sum payment under the SERP are the same as those used to make such calculations under the qualified Cummins Pension Plan.

Accelerated SERP Formula for Executives Hired Mid-Career

        For some officers who joined our company mid-career, including Ms. Carter, the SERP benefit is calculated at an accelerated rate, requiring one-half the service necessary for other participants.

        The accelerated formula provides a target benefit based on 4% for the first 10 years and 2% for the next five years of service, with a maximum of 50% of Five Year Average Pay after fifteen years of service. Eligibility for immediate commencement of unreduced benefits is achieved when age and service total 70 (minimum age 58 and 10 years of service). Otherwise, for participants who are no longer our employees, unreduced benefits may commence at age 60 or as early as age 55, but reduced .333% for each month age at commencement precedes age 60.

Non-Qualified Deferred Compensation Plan

        Our 1994 Deferred Compensation Plan permits deferral of up to 100% of base salary, annual bonus, and/or payments from the Senior Executive Longer-Term Performance Plan.

        Accounts are credited with earnings based on each participant's selection among three alternatives: Standard & Poor's 500 Index, Barclays Capital Aggregate Bond Index, or 10-Year Treasury Bill + 2%, which had annual returns in 2014 of 11.39%, 6.32%, and 4.55%, respectively. Some participants may have a balance in a legacy investment option, 10-Year Treasury Bill + 4%, which had annual returns in 2014 of 6.55%. This option is not open to additional investment.

        Crediting options may be changed monthly. At the time of the election to defer, the participant chooses the time and the form of distribution. The participant may elect to have distributions begin on a specified date or following retirement. Distributions will also commence on any other separation from service, or upon death or a change of control.

NON-QUALIFIED DEFERRED COMPENSATION IN 2014

Name	(1) Executive Contributions in Last Fiscal Year	Registrant Contributions in Last Fiscal Year ($)	(1) Aggregate Earnings in Last Fiscal Year ($)	Aggregate Withdrawals/ Distributions ($)	(2) Aggregate Balance at Last Fiscal Year End ($)
N. T. Linebarger	$1,241,005	$0	$127,543	$0	$2,771,113
P. J. Ward	$122,700	$0	$46,280	$0	$1,080,712
R. J. Freeland	$0	$0	$178,614	$0	$3,494,785
P. Carter	$463,390	$0	$31,059	$0	$804,200
A. Talaulicar	$161,250	$0	$3,370	$0	$164,620

(1)
Amounts included in the above table that were also reported in the "Change in Non-Qualified Deferred Compensation Earnings" column of the Summary Compensation Table as "Above-market earnings" for the Non-Qualified Deferred Compensation Plan for each Named Executive Officer are: N. T. Linebarger $49,534; P. J. Ward $13,420; R. J. Freeland $69,533; P. Carter $8,969; A. Talaulicar $933. One hundred percent of the contributions made by N. T. Linebarger, P. J. Ward, P. Carter and A. Talaulicar are reflected in the Summary Compensation Table.

(2)
Amounts included in this column that have been reported in the Summary Compensation Table since 2006 for each Named Executive Officer are: N. T. Linebarger $1,770,558 P. J. Ward $1,068,835; R. J. Freeland $859,182; P. Carter $473,677; A. Talaulicar $162,183.

 POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Payments Upon a Change in Control Without a Qualified Termination or Upon a Qualified Termination Following a Change in Control

        In the event of a change in control of our company or certain terminations of employment within two years after a change in control, we will provide benefits to certain executives, including our Named Executive Officers.

        Upon a change in control, outstanding awards under our 2003 Stock Incentive Plan that were granted prior to 2012 would become immediately vested and exercisable. In 2011, we modified our approach to change in control terms prospectively so that any equity awards granted in 2012 and future years would require two events (i.e., a so-called "double trigger") to trigger accelerated vesting and exercisability: both a change in control and termination without "cause" by the company or termination by the officer with "good reason" within two years of the change in control.

        Upon a termination of employment without "cause" by the company or for "good reason" by the officer following a change in control, our Named Executive Officers, except our Chief Executive Officer, would be entitled to two years' salary plus two annual bonus payments calculated using a 1.0 payout factor. Our Chief Executive Officer would be entitled to three years' salary plus three annual bonus payments. We would also provide for the full vesting of certain insurance and retirement benefits. Additionally, the Named Executive Officers, other than our Chief Executive Officer, would receive a payment equal in value to two years' additional participation under our tax-qualified and nonqualified pension plans as well as two years' continued participation in other employee benefit plans, and our Chief Executive Officer would receive a payment equal in value to three years' additional participation under our tax-qualified and nonqualified pension plans as well as three years' continued participation in other employee benefits plans.

        Outstanding awards of performance cash would be paid on a pro-rated basis, calculated as the percentage of days of each respective awards cycle that had elapsed as of the date of the change in control, and assuming a 1.0 payout factor. The value of supplemental and excess retirement (non-qualified) benefits will also be paid in cash. All amounts of compensation deferred under our Deferred Compensation Plan will be paid in cash. Our change of control arrangements with our Named Executive Officers do not entitle them to gross-up payments for taxes resulting from the application of the "golden parachute" excise tax provisions of Code Sections 280G and 4999. Instead, the arrangements reflect a "best net of taxes" approach under which, if excise taxes are imposed because of the golden parachute excise tax provisions of Code Sections 280G and 4999, the Named Executive Officer's change in control compensation protections will be either cut back, to a level below the level that would trigger the imposition of the excise taxes, or paid in full and subjected to the excise taxes, whichever results in the better after-tax result to the Named Executive Officer.

        "Change in control" is generally defined as a consolidation or merger in which we are not the continuing or surviving corporation or in which our shares are converted; a sale, lease, exchange or transfer of substantially all of our assets; approval by our shareholders of a plan or proposal to liquidate or dissolve our company; the acquisition by a person of 25% or more of our voting power; or a majority change in the composition of our Board in a two-year period under specified circumstances where the nomination or election of the new directors is not approved by a supermajority of the directors prior to the change.

        Termination for "cause" means a termination of the officer's employment by us due to the officer's willful and continued failure to perform his or her duties with us (after notice and an opportunity to cure), other than due to incapacity due to illness, or due to the officer's conviction of a felony.

        Termination for "good reason" generally means a termination by the officer within 90 days following specified adverse changes in the officer's employment circumstances such as the assignment of duties not consistent with the officer's position, certain relocations of the officer's location of employment or reductions in compensation.

        The payments to each of our Named Executive Officers, assuming that all triggering events occurred on December 31, 2014, are estimated in the table below. Amounts actually received, should any of the triggering events occur, may vary.

Payments		N. T. Linebarger	P. J. Ward	R. J. Freeland	P. Carter	A. Talaulicar
Severance	(1)	$9,165,000	$2,534,500	$3,040,000	$2,052,000	$1,925,000
Unvested Stock Option Spread	(2)	$1,943,033	$485,597	$531,829	$385,374	$370,179
Unvested Restricted Stock	(3)	$0	$0	$0	$0	$0
LTI Plan Payment	(4)	$14,035,283	$3,734,399	$4,102,222	$2,773,143	$2,702,683
Retirement Benefit Payment	(5)	$5,109,061	$1,506,533	$781,715	$185,377	$1,094,735
Welfare Benefit Values	(6)	$26,934	$17,956	$17,956	$17,956	$17,956
Financial Advisory and 401(k) Benefit		$59,775	$39,850	$39,850	$39,850	$39,850
Reduction due to Best Net of Taxes Provision	(7)	$0	$(1,122,457)	$0	$0	$0

Aggregate Payments		$30,339,086	$7,196,378	$8,513,572	$5,453,700	$6,150,403

(1)
Severance payment equal to three times annual base salary at the time of the termination, plus three annual bonus payments at a 1.0 payout factor for Mr. Linebarger as Chief Executive Officer. For the other Named Executive Officers, two times the Named Executive Officer's annual base salary at the time of the termination, plus two annual bonus payments at a 1.0 payout factor.

(2)
Total value of unvested stock options that would become vested upon a change in control, assuming a share price of $144.17 and a change in control date of December 31, 2014.

(3)
Total value of unvested restricted stock that would become vested upon a change in control, assuming a share price of $144.17 and a change in control date of December 31, 2014.

(4)
Pro-rated payouts of outstanding performance cash target awards for the 2013-2015 and 2014-2016 awards cycle, all of the performance cash target awards for the 2012-2014 awards cycle, and all of the performance share target awards for the 2012-2014, 2013-2015 and 2014-2016 awards cycle, all at target level, assuming a $144.17 share price for the performance shares. The portion of these payouts attributable to the 2012-2014 awards cycle would occur upon a change in control, without requiring termination of employment. These amounts are as follows: N.T. Linebarger $5,125,220; P.J. Ward $1,506,412; R. J. Freeland $1,506,412; P. Carter $1,005,422; and A. Talaulicar $1,005,422.

(5)
Incremental actuarial value attributable to retirement for three years of additional service for Mr. Linebarger or two years for the other Named Executive Officers.

(6)
Estimated value associated with the continuation of life insurance, medical, dental, and disability benefits for three years for Mr. Linebarger or two years for the other Named Executive Officers following termination.

(7)
The calculation of the Reduction due to Best Net of Taxes Provision is based upon a Code Section 280G excise tax rate of 20% and the highest marginal income tax rates for 2014. Furthermore, it was assumed that no value will be attributed to reasonable compensation. At the time of any change in control, a value may be so attributed, which would affect whether a reduction would be triggered and the amount of any such reduction.

Potential Payments upon Termination of Employment Other than Following a Change in Control

        The following tables summarize the estimated payments to be made to Named Executive Officers under provisions of plans or established practice in the event of termination of employment including resignation, involuntary termination, involuntary termination for cause, retirement, death and disability other than following a change in control.

        Termination for cause includes, but is not limited to: violation of our Treatment of Others Policy, violation of the Code of Business Conduct, theft or other acts of dishonesty, willful destruction of our property, refusal to obey a supervisor's reasonable instructions, conduct endangering the safety of employees or co-workers, falsification of our documents, or violation of our other rules or policies.

        We only report amounts where vesting requirements are waived and/or time of payment is accelerated, or benefits that are not generally available to our other exempt employees. Also, information is not repeated that is disclosed previously under the Pension Benefits Table, the Deferred Compensation Table, or the Outstanding Equity Awards Table, except to the extent that the amounts payable to the Named Executive Officer would be enhanced by the termination event described.

        The amounts shown assume the terminating event occurred on the last business day of 2014, and that the price per share of our Common Stock is the closing price as of that date, $144.17.

Severance

        We do not have formal severance agreements with any of our Named Executive Officers. However, the Committee has established a policy that any of our Named Executive Officers, if terminated by us other than for cause, will generally be entitled to receive up to 12 months' base salary as severance, paid as salary continuation, and a pro-rated portion of his or her annual bonus for the portion of the year prior to termination, payable at the normal time and using the same payout factors as for all other participants. All of these elements would require a signed release of claims agreement.

Accelerated Vesting of Long-Term Grants

        As described elsewhere in this proxy statement, currently we provide annual target award grants of performance cash, performance shares and stock options. The grants are based on a three-year performance period.

  •
  Performance Cash:

        If a participant's employment with us terminates during the first year of an awards cycle, other than by reason of retirement, death or disability, the participant will not receive any payout for that awards cycle. If a participant's employment terminates during the second year of an awards cycle, the Compensation Committee, in its discretion, may determine whether the participant will receive a proportionate payout of any payment with respect to the awards cycle based on the period of employment during the cycle.

        If a participant retires, dies or becomes disabled during an awards cycle, the participant or such participant's estate, as the case may be, will receive a proportionate share of any payment with respect to the awards cycle based on the period of employment during the cycle, regardless of the length of time of such employment.

  2012-2014 Awards Cycle Grants

        Since the entire 2012-2014 awards cycle was completed as of the assumed December 31, 2014 date of the termination, all participants would have been entitled to the payment at the normal time in March 2015. Since there would be no special acceleration, the amounts of these payments are not shown on the tables.

  2013-2015 Awards Cycle Grants

        Since the termination event is assumed to occur on December 31, 2014, which was the end of the second year of the 2013-2015 awards cycle, the Committee has the discretion to award two-thirds of the target award for the 2013-2015 awards cycle. For purposes of this table, two-thirds of the target awards for the 2013-2015 awards cycle, assuming a payout factor of 1.0, is shown as payable under retirement, death, and disability.

  2014-2016 Awards Cycle Grants

        Since the termination event is assumed to occur on December 31, 2014, which was the end of the first year of the 2014-2016 awards cycle, the Committee has the discretion to award one-third of the target award for the 2014-2016 awards cycle. For purposes of this table, one-third of the target awards for the 2014-2016 awards cycle, assuming a payout factor of 1.0, is shown as payable under retirement, death, and disability.

  •
  Performance Shares:

        In cases of retirement or termination without cause, the Committee has the discretion to continue awards in effect, or to accelerate vesting of outstanding awards.

        After the death or disability of a participant, the Committee may in its sole discretion at any time (i) terminate restrictions regarding awards; (ii) accelerate any or all installments and rights; and (iii) instruct us to pay the total of any accelerated payments in a single sum to the participant, the participant's estate, beneficiaries or representative. Assumptions below are based on historic practice.

  2012-2014 Awards Cycle Grants

        Since the entire 2012-2014 awards cycle was completed as of the assumed December 31, 2014 date of the termination, participants would have earned performance shares at the normal time in March 2015. Since there would be no special acceleration, the amounts of the awards are not shown on the tables.

  2013-2015 Awards Cycle Grants

        Performance shares would become earned based on our performance during 2013-2015 and paid out in unrestricted shares in March 2016. Since the shares were not yet earned, it is assumed no payments were accelerated on a termination other than a retirement, death or disability. For purposes of this table, two-thirds of the target awards for the 2013-2015 awards cycle, assuming a payout factor of 1.0, is shown as payable under retirement, death, and disability.

  2014-2016 Awards Cycle Grants

        Performance shares would become earned based on our performance during 2014-2016 and paid out in unrestricted shares in March 2017. Since the shares were not yet earned, it is assumed no payments were accelerated on a termination other than a retirement, death or disability. For purposes of this table, one-third of the target awards for the 2014-2016 awards cycle, assuming a payout factor of 1.0, is shown as payable under retirement, death, and disability.

  •
  Stock Options:

  2013-2015 Awards Cycle Grants

        Stock options were granted on April 2, 2013 and will vest and become exercisable with respect to all of the underlying shares of our Common Stock on the second anniversary of the grant date, or April 2, 2015, or upon the recipient's earlier retirement, death or disability, so long as the recipient is continuously employed by us or a subsidiary until such date or event. Accordingly, the value of the accelerated vesting is shown only in the columns relating to a termination for retirement, death or disability.

  2014-2016 Awards Cycle Grants

        Stock options were granted on April 2, 2014 and will vest and become exercisable with respect to all of the underlying shares of our Common Stock on the third anniversary of the grant date, or April 2, 2017, or upon the recipient's earlier retirement, death or disability, so long as the recipient is continuously employed by us or a subsidiary until such date or event. Accordingly, the value of the accelerated vesting is shown only in the columns relating to a termination for retirement, death or disability.

Executive Life Insurance

        Each of the Named Executive Officers participates in the Supplemental Life Insurance and Deferred Income Program, whereby officers are eligible for life insurance equal to three times base salary. Since this is a program not participated in by non-officer employees, the values of this incremental coverage are shown in the table.

Outplacement, Welfare Benefits, and Financial Counseling

        Outplacement assistance and welfare benefits will be provided only in the case of involuntary not-for-cause termination. Financial counseling support will not be provided in cases of voluntary termination and termination for cause.

        The payments to each of our Named Executive Officers, assuming that the triggering event occurred on December 31, 2014, are estimated in the table below. Amounts actually received should any of the triggering events occur may vary.

	Voluntary Termination	Involuntary Not-for-Cause Termination	Termination for Cause	Retirement	Death	Disability
N. T. Linebarger
Severance	$0	$1,300,000	$0	$0	$0	$0
Accelerated Vesting of Long-Term Grants:
Performance Cash 2013-2015 Awards Cycle	$0	$0	$0	$0	$1,720,667	$1,720,667
Performance Cash 2014-2016 Awards Cycle	$0	$0	$0	$0	$860,333	$860,333
Performance Shares 2013-2015 Awards Cycle	$0	$0	$0	$0	$2,432,628	$2,432,628
Performance Shares 2014-2016 Awards Cycle	$0	$0	$0	$0	$893,373	$893,373
Stock Options 2013-2015 Awards Cycle	$0	$0	$0	$0	$1,943,033	$1,943,033
Stock Options 2014-2016 Awards Cycle	$0	$0	$0	$0	$0	$0
Outplacement	$0	$5,900	$0	$0	$0	$0
Welfare Benefits	$0	$26,934	$0	$0	$0	$0
Financial Counseling	$0	$10,920	$0	$0	$10,920	$10,920
Life Insurance (Supplemental Life Insurance Program only)	$0	$0	$0	$0	$3,900,000	$0
Aggregate Payments	$0	$1,343,754	$0	$0	$11,760,954	$7,860,954

	Voluntary Termination	Involuntary Not-for-Cause Termination	Termination for Cause	Retirement	Death	Disability
P. J. Ward
Severance	$0	$685,000	$0	$0	$0	$0
Accelerated Vesting of Long-Term Grants:
Performance Cash 2013-2015 Awards Cycle	$0	$0	$0	$0	$430,000	$430,000
Performance Cash 2014-2016 Awards Cycle	$0	$0	$0	$0	$215,000	$215,000
Performance Shares 2013-2015 Awards Cycle	$0	$0	$0	$0	$608,397	$608,397
Performance Shares 2014-2016 Awards Cycle	$0	$0	$0	$0	$223,464	$223,464
Stock Options 2013-2015 Awards Cycle	$0	$0	$0	$0	$485,597	$485,597
Stock Options 2014-2016 Awards Cycle	$0	$0	$0	$0	$0	$0
Outplacement	$0	$5,900	$0	$0	$0	$0
Welfare Benefits	$0	$17,956	$0	$0	$0	$0
Financial Counseling	$0	$10,920	$0	$0	$10,920	$10,920
Life Insurance (Supplemental Life Insurance Program only)	$0	$0	$0	$0	$2,055,000	$0
Aggregate Payments	$0	$719,776	$0	$0	$4,028,378	$1,973,378

	Voluntary Termination	Involuntary Not-for-Cause Termination	Termination for Cause	Retirement	Death	Disability
R. J. Freeland
Severance	$0	$800,000	$0	$0	$0	$0
Accelerated Vesting of Long-Term Grants:
Performance Cash 2013-2015 Awards Cycle	$0	$0	$0	$471,333	$471,333	$471,333
Performance Cash 2014-2016 Awards Cycle	$0	$0	$0	$273,333	$273,333	$273,333
Performance Shares 2013-2015 Awards Cycle	$0	$0	$0	$666,065	$666,065	$666,065
Performance Shares 2014-2016 Awards Cycle	$0	$0	$0	$284,015	$284,015	$284,015
Stock Options 2013-2015 Awards Cycle	$0	$0	$0	$531,829	$531,829	$531,829
Stock Options 2014-2016 Awards Cycle	$0	$0	$0	$0	$0	$0
Outplacement	$0	$5,900	$0	$0	$0	$0
Welfare Benefits	$0	$17,956	$0	$0	$0	$0
Financial Counseling	$0	$10,920	$0	$10,920	$10,920	$10,920
Life Insurance (Supplemental Life Insurance Program only)	$0	$0	$0	$0	$2,400,000	$0
Aggregate Payments	$0	$834,776	$0	$2,237,495	$4,637,495	$2,237,495

	Voluntary Termination	Involuntary Not-for-Cause Termination	Termination for Cause	Retirement	Death	Disability
P. Carter
Severance	$0	$570,000	$0	$0	$0	$0
Accelerated Vesting of Long-Term Grants:
Performance Cash 2013-2015 Awards Cycle	$0	$0	$0	$341,333	$341,333	$341,333
Performance Cash 2014-2016 Awards Cycle	$0	$0	$0	$170,667	$170,667	$170,667
Performance Shares 2013-2015 Awards Cycle	$0	$0	$0	$482,489	$482,489	$482,489
Performance Shares 2014-2016 Awards Cycle	$0	$0	$0	$177,329	$177,329	$177,329
Stock Options 2013-2015 Awards Cycle	$0	$0	$0	$385,374	$385,374	$385,374
Stock Options 2014-2016 Awards Cycle	$0	$0	$0	$0	$0	$0
Outplacement	$0	$5,900	$0	$0	$0	$0
Welfare Benefits	$0	$17,956	$0	$0	$0	$0
Financial Counseling	$0	$10,920	$0	$10,920	$10,920	$10,920
Life Insurance (Supplemental Life Insurance Program only)	$0	$0	$0	$0	$1,710,000	$0
Aggregate Payments	$0	$604,776	$0	$1,568,112	$3,278,112	$1,568,112

	Voluntary Termination	Involuntary Not-for-Cause Termination	Termination for Cause	Retirement	Death	Disability
A. Talaulicar
Severance	$0	$550,000	$0	$0	$0	$0
Accelerated Vesting of Long-Term Grants:
Performance Cash 2013-2015 Awards Cycle	$0	$0	$0	$0	$328,000	$328,000
Performance Cash 2014-2016 Awards Cycle	$0	$0	$0	$0	$164,000	$164,000
Performance Shares 2013-2015 Awards Cycle	$0	$0	$0	$0	$463,266	$463,266
Performance Shares 2014-2016 Awards Cycle	$0	$0	$0	$0	$170,121	$170,121
Stock Options 2013-2015 Awards Cycle	$0	$0	$0	$0	$370,179	$370,179
Stock Options 2014-2016 Awards Cycle	$0	$0	$0	$0	$0	$0
Outplacement	$0	$5,900	$0	$0	$0	$0
Welfare Benefits	$0	$17,956	$0	$0	$0	$0
Financial Counseling	$0	$10,920	$0	$0	$10,920	$10,920
Life Insurance (Supplemental Life Insurance Program only)	$0	$0	$0	$0	$1,650,000	$0
Aggregate Payments	$0	$584,776	$0	$0	$3,156,486	$1,506,486

 ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
(Item 11 on the Proxy Card)

        Executive compensation is important to us and to our shareholders. Since 2011, we have held annual advisory shareholder votes to approve the compensation of our Named Executive Officers as required by Section 14A of the Securities Exchange Act of 1934. At this year's Annual Meeting, we once again are seeking input from our shareholders through an advisory vote to approve the compensation of our Named Executive Officers as disclosed in the Compensation Discussion and Analysis section and the accompanying compensation tables and narratives contained in this proxy statement. In 2014, consistent with the recommendation of our Board, our shareholders voted in favor of our executive compensation, with 98.1% of votes cast in favor.

Principles of our Executive Compensation Program

        The primary focus of our executive compensation program is the principle of pay for performance, as we define it, both in program design and in specific awards. We believe that the level of compensation received by executives should be closely tied to our corporate financial and stock price performance.

        Our executive compensation program is also designed to attract, motivate, focus and retain employees with the skills required to achieve our performance goals in a competitive global business environment. Therefore, our program is designed to reflect each individual's contribution to our corporate performance, while striking an appropriate balance between short-term and long-term corporate objectives.

        In addition to our focus on pay for performance, we also consider the following principles when designing and implementing our executive compensation program:

  •
  Market Positioning:  On average our executives' target total direct compensation opportunity, consisting of base salary, target annual bonus and target long-term incentive value, should be at the median of the market, as we define it, and as described in the "Market Alignment of our Executive Compensation Program Elements" section;

  •
  Short-Term/Long-Term Balance:  There should be a balance between annual and long-term elements of compensation;

  •
  Pay at Risk:  The more senior an executive's position, the more his or her compensation should be "at risk," which means that it is dependent on our corporate, financial and stock price performance;

  •
  Alignment with Shareholder Interests:  Equity-based compensation and stock ownership should be an important part of our executive compensation program in order to link our management's compensation with our shareholders' returns. The greater the level of responsibility of the officer, the more his or her compensation should be stock-based and the higher his or her stock ownership requirement;

  •
  Retention:  Our compensation program should support retention of our experienced executives and achievement of our leadership succession plans; and

  •
  Simple and Transparent:  Our executive compensation program should be transparent to our investors and employees and should be simple and easy to understand.

How We Did in 2014 and How Our Executive Compensation Aligned with Our Performance

        We believe that our executive compensation aligned well with the objectives of our program and our corporate financial and shareholder return performance in 2014.

        2014 Business Highlights.    Our revenues increased by 11 percent in 2014 compared to 2013, due primarily to strong growth in North America. Strong demand in on-highway markets, market share gains in the medium-duty truck market and distributor acquisitions all helped drive the higher revenues in North

America. The Company also generated growth in China driven by new products. We generated record cash flow from operations in 2014 that enabled us to keep investing in our business and also increase cash returned to shareholders. Key business highlights for 2014 include:

  •
  Our total net sales were $19.2 billion, 11 percent higher than 2013;

  •
  Our EBIT grew faster than sales, up 16 percent at $2.5 billion, compared to $2.2 billion in 2013;

  •
  Net income attributable to Cummins Inc. was $1.65 billion, compared to $1.48 billion in 2013;

  •
  ROANA was 26 percent and ROE was 20 percent, compared to 24 percent and 19 percent in 2013, respectively;

  •
  We continued our efforts to return value to our shareholders in 2014 by increasing our dividend by 25 percent and by repurchasing 4.8 million shares of our Common Stock. In total we returned $1.2 billion or 52 percent of cash from operations to shareholders; and

  •
  The average annual TSR over the three year period ending 2014 was 20.05 percent.

Link Between Financial Performance and Executive Compensation

        We have a long-standing commitment to pay for performance that we implement by providing a majority of compensation through arrangements designed to hold our executive officers accountable for business results and reward them for consistently strong corporate performance and the creation of value for our shareholders. The Compensation Committee has carefully structured the key elements of our executive compensation program to support this objective. Specifically, we believe that the performance metrics that we use in our compensation program encourage management to generate growth in income and cash flow through profitable investment, which supports both dividend payments to shareholders as well as future investments in growth and innovation. Our annual bonus program strives to reward operational performance through our ROANA metric, and our performance cash and performance share programs reward ROE performance over three years. We believe that rewarding our executives based on our relative achievement of ROANA and ROE targets encourages management to invest in profitable future growth opportunities when allocating shareholder capital. Additionally, we believe that our use of stock options further encourages management to generate long-term superior returns for our shareholders.

        Our Compensation Committee annually requests that Farient Advisors LLC, or Farient, evaluate the relationship between our executive compensation and our financial performance and shareholder return. In addition to conducting quantitative analyses commonly relied upon by independent proxy governance organizations to test the alignment of our Chief Executive Officer's pay and performance, Farient used its pay for performance alignment model as a further assessment of our Chief Executive Officer compensation outcomes. Our Compensation Committee considered these analyses in evaluating whether our Chief Executive Officer's compensation has corresponded with the performance delivered.

        In addition, as a further test, the following graphs show the strong relationship between our corporate financial and shareholder return performance and our executive compensation levels over the past five years as measured by our (i) average Total Shareholder Return (three-year rolling average, on a dividend reinvested basis), or TSR; (ii) ROANA; (iii) ROE; and (iv) average annual total compensation for our Named Executive Officers, or Avg TC:

Note: The "Avg TC" values in these graphs reflect the averages of the total compensation values for our Named Executive Officers as reported in the Summary Compensation Tables of our proxy statements for the respective years shown in the graphs.

        To illustrate how our executive compensation program achieves our pay at risk principle, set forth below are the percentages for each of the three elements that make up the target total direct compensation opportunity provided in 2014 to our Chief Executive Officer and our other Named Executive Officers as a group.

Target Total Direct Compensation Mix—Fiscal Year 2014

		Based on Performance
	Base Salary	Target Annual Bonus	Target Long-Term Incentive Compensation
N. Thomas Linebarger	14%	18%	68%
Other Named Executive Officers as a Group (average)	22% - 25%	19% - 20%	55% - 59%

Best Practices Adopted in Determining Executive Compensation

        We continually review best practices in the area of executive compensation. Our executive compensation arrangements include features considered best practices, such as the following:

  •
  We monitor our pay practices to help confirm that they do not encourage excessive risk taking;

  •
  We set clear financial goals that we believe are challenging but achievable, meet or exceed competitive standards, and enhance shareholder value over time;

  •
  We use different performance measures in our short-and long-term incentive compensation plans to correlate with our financial performance on both an annual and longer-term basis, as well as our returns to shareholders. In addition, we believe that our performance measures correlate to shareholder value creation over the long term;

  •
  We cap payouts under our short- and long-term incentive compensation plans at 200% of the target awards;

  •
  We use multiple components under our long-term incentive compensation program (performance cash, performance shares and stock options) to address the motivational concerns associated with a singular focus on any one form of incentive compensation;

  •
  Effective in 2015, we moved from annual bonus plans for individual segments, distributors, manufacturing facilities, and logistics centers to a "One Cummins" annual bonus plan in which all eligible employees will participate, As a result, effective in 2015, with the exception of our North American distributor organization, annual bonus plans for individual segments, distributors, manufacturing facilities, and logistic centers will no longer exist. Upon the completion of the organizational transition, the North American distributor organization will move to the "One Cummins" annual bonus plan in 2016. We made this change for a number of reasons, including: to emphasize that the overall success of our company is more important than any individual business; to further encourage collaboration across our organization; and to promote "One Cummins" by encouraging our employees to collectively share in the success of our company.

  •
  We do not permit backdating or repricing of stock options;

  •
  We maintain a compensation recoupment, or "clawback," policy in our corporate governance principles providing that, if any of our financial statements are required to be materially restated resulting from the fraudulent actions of any officer, our Board may direct that we recover all or a portion of any award or any past or future compensation other than base salary from any such officer with respect to any year for which our financial results are adversely affected by such restatement;

  •
  Our annual bonus plan is designed to strengthen the tie between individual employee performance and corporate performance;

  •
  We require executive officers to maintain certain stock ownership levels and prohibit them from engaging in forms of hedging or similar types of transactions with respect to our stock;

  •
  To further encourage focus on the sustained growth of our company over the long term and to aid in retention, in late 2013, our Compensation Committee determined that, beginning in 2014, it would lengthen the cliff vesting period of future stock option awards to our executive officers from two years to three years;

  •
  We do not have separate employment contracts with our executive officers;

  •
  Benefits under our change in control arrangements with our executive officers are subject to a "double trigger" rather than a "single trigger" (i.e., in addition to the change in control occurring,

    the executive officer's employment must be terminated by us without cause or by the executive officer with good reason in order for him or her to receive any benefits under the arrangement);

  •
  We do not guarantee salary increases, bonuses or equity grants for our executive officers and we do not provide discretionary bonuses to our Named Executive Officers;

  •
  Our Compensation Committee benefits from the use of an outside, independent compensation consultant;

  •
  We will not gross-up excise taxes that may be imposed on payments to our executive officers in connection with a change in control; and

  •
  Perquisites do not comprise a major element in our executive compensation program.

        Our Board would like the support of our shareholders for the compensation of our Named Executive Officers as disclosed in the Compensation Discussion and Analysis section and the accompanying compensation tables and narratives contained in this proxy statement. Accordingly, for the reasons we discuss above, our Board unanimously recommends that shareholders vote in favor of the following resolution:

  "RESOLVED, that the shareholders approve, on an advisory basis, the compensation of the Named Executive Officers as disclosed in the Compensation Discussion and Analysis section and the accompanying compensation tables and narratives contained in this proxy statement."

        The compensation of the Named Executive Officers as disclosed in the Compensation Discussion and Analysis section and the accompanying compensation tables and narratives contained in this proxy statement will be approved if the votes cast in favor of the proposal exceed those cast against the proposal. Abstentions and broker non-votes will not affect the voting results for this proposal.

        As this is an advisory vote, the results of the vote will not be binding on our Board, although our Compensation Committee will consider the outcome of the vote when evaluating the effectiveness of our compensation principles and practices and our Compensation Committee and our Board will review and consider the outcome of the vote when making future compensation decisions for our Named Executive Officers. We believe our company benefits from constructive dialogue with our shareholders on these important matters, and while we continue to reach out to our shareholders on these and other issues, we also encourage our shareholders to contact us if they would like to communicate their views on our executive compensation programs. Shareholders who wish to communicate with our non-management directors concerning our executive compensation programs should refer to the section above entitled "Corporate Governance—Board of Directors and Committees—Communication with the Board of Directors." We intend to hold the next advisory vote on the compensation of our Named Executive Officers at the annual meeting in 2016.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THE COMPENSATION DISCUSSION AND ANALYSIS SECTION AND ACCOMPANYING COMPENSATION TABLES AND NARRATIVES IN THIS PROXY STATEMENT.

 DIRECTOR COMPENSATION

        We provide to each of our non-employee directors target annual compensation of $250,000, $100,000 of which is paid in cash and $150,000 of which is represented by an award of our Common Stock. We also provide additional cash fees to the chairmen of our various committees. The Chairman of our Finance Committee receives an additional cash retainer of $10,000, the Chairman of the Governance and Nominating Committee receives an additional cash retainer of $10,000, the Chairman of the Safety, Environment and Technology Committee receives an additional cash retainer of $10,000, the Audit Committee Chairman receives an additional $15,000 cash retainer and the Compensation Committee Chairman receives an additional $15,000 cash retainer. The Lead Director receives an additional annual cash retainer of $25,000. Prior to May 13, 2014, committee members also received $1,000 for attending a committee meeting (other than a meeting of the Executive Committee) that was not held in connection with a regular or special meeting of our Board. After May 13, 2014, there were no additional meeting fees for committee service for all committees.

        We also have a Deferred Compensation Plan for non-employee directors, pursuant to which directors may elect to defer receipt of all or any portion of their compensation while they serve as a director. The deferred compensation, plus accrued interest, is paid to the director upon the earliest of a specified date (if one is selected by the director), the director's retirement or death or a change in control of our company. If the deferred compensation and interest is paid in connection with a specified date or the director's retirement, it is paid to the director in a lump sum or in annual installments, not to exceed 15, as specified by the director. Upon a change in control of our company or the director's death, such deferred compensation and interest would be paid in cash to the director in one lump sum. Accounts are credited with earnings based on each participant's selection among three alternatives: Standard & Poor's 500 Index, Barclays Capital Aggregate Bond Index or 10-Year Treasury Bill + 2%. Some directors may have a balance in a legacy investment option, 10-Year Treasury Bill +4%. This option is not open to additional investment.

        Each non-employee director is required to maintain direct ownership of shares of our Common Stock (including stock awards) equal to or greater in value to three times his or her annual total retainer fee. Non-employee directors must comply with this requirement within six years of becoming a member of our Board. Subject to limited exceptions, non-employee directors are not allowed to sell our shares until they reach their stock ownership guideline, and then may not sell shares to the extent their ownership level would be less than the guideline amount. All of our non-employee directors have either satisfied this requirement or have additional time to do so.

Name	(1) Fees Earned or Paid in Cash ($)	(2) Stock Awards ($)	(3) Change in Pension Value and Non-Qualified Deferred Compensation Earnings	All Other Compensation	Total
R. J. Bernhard	$110,000	$155,118	$0	$0	$265,118
F. R. Chang Diaz	$100,000	$155,118	$0	$0	$255,118
S. B. Dobbs	$100,000	$155,118	$0	$0	$255,118
R. K. Herdman(4)	$118,000	$155,118	$0	$0	$273,118
A. M. Herman(5)	$138,000	$155,118	$32,607	$0	$325,725
W. I. Miller(5)	$110,000	$155,118	$50,762	$0	$315,880
G. R. Nelson	$117,000	$155,118	$9,980	$0	$282,098

(1)
Fees Earned or Paid in Cash were as follows:

Director	Special Committee Meeting Fee	Board Retainer	Lead Director Fee	Committee Chaired	Committee Chair Fees	Total
R. J. Bernhard	$0	$100,000	$0	Safety, Environment and Technology	$10,000	$110,000
F. R. Chang Diaz	$0	$100,000	$0		$0	$100,000
S. B. Dobbs	$0	$100,000	$0		$0	$100,000
R. K. Herdman	$3,000	$100,000	$0	Audit	$15,000	$118,000
A. M. Herman	$3,000	$100,000	$25,000	Governance and Nominating	$10,000	$138,000
W. I. Miller	$0	$100,000	$0	Finance	$10,000	$110,000
G. R. Nelson	$2,000	$100,000	$0	Compensation	$15,000	$117,000
(2)
The stock award column represents the aggregate grant date fair value of the awards, which was $153.43 per share. The aggregate grant date fair value was computed in accordance with ASC Topic 718. The assumptions made in valuing stock awards for 2014 are included in the Notes to Consolidated Financial Statements in our 2014 Annual Report on Form 10-K and such information is incorporated by reference.

  The stock value represents 60 percent of the annual retainer. The number of shares is calculated by dividing the target value by the preceding 20-day average closing price of our Common Stock on the NYSE on the grant date, rounded down to the nearest whole share. Each director was awarded 1,011 shares of stock. The shares for all directors were granted using a value of $148.2730, the preceding 20-day average of closing prices of our Common Stock on the NYSE on the grant date of May 13, 2014.

(3)
These amounts represent "Above Market" earnings in the Deferred Compensation Plan, as described above. "Above-market" is defined as the amount of earnings that exceeded 120% of the applicable federal long-term rate published by the U.S. Internal Revenue Service.

(4)
R.K. Herdman elected to defer 100% of the 2014 Stock Award. The value of this Stock Award is included in this table.

(5)
As part of our overall support of charitable and educational institutions, we previously established the Cummins Inc. Charitable Bequest Program in which directors first elected prior to 2004 are eligible to participate. Only W. I. Miller and A. M. Herman currently participate in this program. Following the death of such director, we will donate 10 equal annual installments of $100,000 to one or more qualifying institutions designated by such director. The obligations under this program are funded by life insurance policies that have been fully paid and there was therefore no cost associated with the program in 2014. Directors do not receive any direct financial benefit from the program since all charitable deductions accrue to us.

 SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS
(Item 12 on the Proxy Card)

        The Audit Committee of our Board has voted to appoint PricewaterhouseCoopers LLP, or PwC, as the firm of independent public accountants to audit our financial statements for 2015. Although the selection and appointment of independent public accountants is not required to be submitted to a vote of our shareholders, our Board has decided, as in the past, to ask our shareholders to ratify this appointment. Such ratification does not limit the Audit Committee's ability to make subsequent changes to our auditors that it thinks appropriate. A representative of PwC will be present at the Annual Meeting and will be available to answer appropriate questions but will not have the opportunity to make a statement. A report of the Audit Committee in connection with its independence, the independence of the auditors and certain other matters follows our Board's recommendation on this Item below.

        We believe that all services rendered to us by PwC are permissible under applicable laws and regulations, and have been pre-approved by or on behalf of the Audit Committee pursuant to the policy described below. Fees paid to PwC for services are disclosed in the table below under the categories listed therein.

        These services are actively monitored (both spending level and work content) by the Audit Committee to maintain the appropriate objectivity and independence in PwC's core work, which is the audit of our consolidated financial statements and the audit of our internal control over financial reporting.

Vote Required and Recommendation of the Board of Directors

        Appointment of PwC as auditors will be ratified if the votes cast in favor of the proposal exceed those cast against the proposal. Abstentions and broker non-votes will not affect the voting results for the ratification of PwC.

        OUR BOARD RECOMMENDS THAT SHAREHOLDERS VOTE FOR THIS PROPOSAL TO RATIFY THE APPOINTMENT OF PwC.

Audit and Non-Audit Fees

        The following table presents fees for professional audit services rendered by PwC for the audit of our annual financial statements for 2014 and 2013, and fees billed for other services rendered by PwC during those periods.

	2014	2013
	(dollars in millions)
Audit fees:(1)	10.1	9.4
Audit-related fees:(2)	0.2	0.3
Tax fees:(3)	1.8	1.0
All other fees:(4)	0.1	0.5
Total	12.1	11.2

(1)
Audit fees consisted of work performed in connection with the audit of our financial statements (including internal control over financial reporting), as well as work generally only the independent auditor can reasonably be expected to provide, such as statutory and subsidiary audits.

(2)
Audit-related fees principally include attestation services requested by management, support of funding transaction, government grant audits and employee benefit plan audits.

(3)
Tax fees consisted principally of assistance with non-US tax compliance and planning, review of foreign tax returns and assistance in connection with tax audits.

(4)
All other fees included advisory services related to IT governance, seminars related to employee training, research survey results, licensing fees for technical research tools and other advisory services.

Audit Committee Pre-Approval Policy

        The Sarbanes-Oxley Act of 2002 and rules of the SEC prohibit our independent accountant from providing certain types of non-audit services to us. They also require that all audit, review or attest engagements required under the securities laws and permitted non-audit services provided to us by our independent accountant be pre-approved by the Audit Committee or one of its members to whom the Audit Committee has delegated authority.

        Under our policy and procedures, when considering whether to approve non-audit services to be provided by our independent accountant, the Audit Committee must consider whether the provision of the service would adversely affect the independence of the independent accountant. Specifically, the Audit Committee must consider whether the provision of the service would (i) place the accountant in the position of auditing his or her own work; (ii) result in the accountant acting as management or an employee of our company; or (iii) place the accountant in the position of being an advocate for us. Any proposed non-audit service that the Audit Committee determines would adversely affect the independence of our independent accountant will not be approved.

        The Audit Committee is solely responsible for pre-approving all audit and non-audit services. The Audit Committee has delegated to its Chairman authority to pre-approve audit and permitted non-audit services to be provided by our independent accountant, provided that such services are permissible under our foregoing policy and procedures and do not exceed $100,000 in the aggregate. Decisions of the Chairman must be reported to the full Audit Committee at its next scheduled meeting, and documented in a format required by the policy.

Audit Committee Report

        The role of our Audit Committee is to assist our Board in fulfilling its oversight responsibilities as they relate to:

  •
  The integrity of our financial statements and internal control over financial reporting;

  •
  Our compliance with ethics policies, and legal and regulatory requirements; and

  •
  Our independent auditor's qualifications and independence.

        The Committee also has responsibility for:

  •
  Preparing this report of the Committee, which is required to be included in our proxy statement;

  •
  Selecting, retaining, compensating, overseeing and evaluating our independent auditor;

  •
  Providing assistance to our Board in its oversight of our guidelines and policies with respect to business risk; and

  •
  Overseeing the performance of our internal audit function.

        Each member of the Committee is independent as defined under our independence criteria, NYSE listing standards and SEC rules. The Committee operates under a written charter that has been adopted by our Board and is reviewed by the Committee on a periodic basis. The Committee's current charter can be viewed on our website.

        The Committee fulfills its responsibilities through periodic meetings with PwC, our independent registered public accounting firm, and with our internal auditors and management. During 2014, the Committee met nine times. The Committee periodically meets in executive session. The Committee also has periodic educational sessions on accounting and reporting matters.

        The Committee reviewed with both PwC and our internal auditors, and approved, their respective audit plans, audit scope, compensation and identification of audit risks. Further, the Committee reviewed and discussed with our management and PwC our audited financial statements and management's and PwC's evaluations of our internal control over financial reporting, as reported in our 2014 Annual Report on Form 10-K. The Committee, or the Committee Chair as representative of the Committee, discussed our interim financial information contained in each quarterly earnings announcement and each Quarterly Report on Form 10-Q with our Chief Financial Officer, Controller and our independent auditors, prior to public release. The Committee also met with PwC to discuss the results of its reviews of our interim financial statements. Management has the responsibility for the preparation and integrity of our financial statements and internal control over financial reporting and PwC has the responsibility for the review or examinations thereof.

        Under its charter, the Committee is responsible for the appointment, compensation and oversight of our independent auditor. In this regard, the Committee considers on an annual basis PwC's internal quality-control procedures; any material issues raised by PwC's most recent internal quality-control review, or peer review, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting any independent audits carried out by PwC, and any steps taken to address any such issues; and all relationships between PwC and our company bearing on PwC's independence. The Committee discusses services performed by PwC and considers the impact of non-audit services on PwC's independence. The Committee pre-approves these services and the related fees.

        The Committee discussed and reviewed with PwC all matters required by auditing standards generally accepted in the United States of America, including those described in the Public Company Accounting Oversight Board (PCAOB) Auditing Standard No. 16, "Communications with Audit Committees." The Committee received the written disclosures and the letter from PwC required by applicable requirements of the PCAOB regarding the independent accountant's communications with the Committee concerning independence, and discussed with PwC its independence.

        The Committee established a process for the formal evaluation of the independent auditor's performance, which includes obtaining an annual assessment of PwC from management. The Committee also periodically evaluates whether PwC has the necessary expertise and global footprint to audit our operations worldwide. The Committee also considers other factors, including the policy that PwC follows with respect to rotation of its key audit personnel, so that there is a new partner-in-charge at least every five years. The Committee is involved in the selection of the partner-in-charge at the time of rotation. The most recent partner-in-charge rotation occurred in 2013.

        Based on the above-mentioned reviews and discussions with management, internal audit and PwC, the Committee recommended to our Board of Directors that our audited financial statements and management's report on internal control over financial reporting be included in our 2014 Annual Report on Form 10-K, for filing with the SEC.

        Based on the reviews and evaluations described above, the Committee reappointed PwC as our independent auditors for 2015, subject to shareholder ratification at the Annual Meeting.

Respectfully submitted, ROBERT K. HERDMAN, CHAIR ALEXIS M. HERMAN GEORGIA R. NELSON

 SHAREHOLDER PROPOSAL REGARDING INDEPENDENT BOARD CHAIR
(Item 13 on the Proxy Card)

        John Chevedden, 2215 Nelson Avenue, No. 205, Redondo Beach, California 90278, owner of at least 85 shares of Common Stock, has informed us in writing that he intends to offer the following resolution for consideration at the Annual Meeting.

Proposal 13—Independent Board Chairman

        Resolved: Shareholders request that the Board of Directors adopt a policy that the Chair of the Board of Directors shall be an independent director who is not a current or former employee of the company, and whose only nontrivial professional, familial or financial connection to the company or its CEO is the directorship. The policy should be implemented so as not to violate existing agreements and should allow for departure under extraordinary circumstances such as the unexpected resignation of the chair.

        When our CEO is our board chairman, this arrangement can hinder our board's ability to monitor our CEO's performance. Many companies already have an independent Chairman. An independent Chairman is the prevailing practice in the United Kingdom and many international markets. This proposal topic won 50%-plus support at 5 major U.S. companies in 2013 including 73%-support at Netflix.

        This topic is of additional importance for Cummins because our Chairman/CEO Thomas Linebarger received our highest negative votes and we had a Lead Director with less than the best qualifications. Our lead director Alexis Herman was potentially overcommitted with seats on the boards of 4 public companies and had 13-years long-tenure which can negatively impact director independence. Director independence is particularly important for a lead director. Mr. [sic] Herman also received our second highest negative votes.

        Our clearly improvable corporate governance (as reported in 2014) is an added incentive to vote for this proposal:

        GMI Ratings, an independent investment research firm, gave Cummins a D in executive pay. For instance Cummins pays long-term incentives to executives without requiring the company to perform above the median of its peer group. Our CEO's annual incentives did not rise or fall in line with annual financial performance. Unvested equity awards partially or fully accelerate upon CEO termination. And our lead director Alexis Herman was one of the 3 members of our executive pay committee.

        In regard to our directors William Miller had 25-years long-tenure (independence concern). Directors with 10 to 25 years long-tenure controlled 53% of the vote on our 3 most important board committees—further extending their influence. There was not one independent director who had general expertise in risk management, based on GMI's standards.

        Cummins is incorporated in Indiana which favors management rights and provides shareholders with a poor level of control.

        Returning to the core topic of this proposal from the context of our clearly improvable corporate governance, please vote to protect shareholder value:

Independent Board Chairman—Proposal 13

Company Response

Our Board of Directors recommends that shareholders vote AGAINST this shareholder proposal for the following reasons:

We believe that the current structure of our Board has served our shareholders well and has delivered significant value to shareholders.

        Under our Corporate Governance Principles, our Board has the freedom to decide whom our Chairman and Chief Executive Officer should be based solely on what it believes is in the best interests of the company and its shareholders. This flexibility allows our Board to decide what leadership structure works best for our company based on the facts and circumstances existing from time to time.

        Our consistent level of performance over both short- and long-term periods demonstrates the effectiveness of our current Board structure in which the roles of our Chairman and Chief Executive Officer are combined. Over the long term our shareholder return has exceeded that of the S&P 500 and our peer group. Our total shareholder return over the last 1-, 3-, 5-year and 10-year periods (i.e., +4%, +73%, +241% and +702%, respectively), during which time our Chairman and Chief Executive Officer roles have been combined, is shown in the table below:

CUMULATIVE TOTAL RETURN

        There is no evidence to suggest that separating the roles of Chairman and Chief Executive Officer would improve our financial performance or otherwise benefit shareholders.

A fixed, inflexible rule requiring an immediate separation of our Chairman of the Board and Chief Executive Officer roles is not in the best interests of our shareholders.

  •
  In 2013, our shareholders considered and rejected a proposal that would have required separate Chairman and Chief Executive Officer roles. The proposal, which sought a policy requiring our Chairman to be an independent director, was soundly defeated by our shareholders at our 2013

    Annual Meeting, with only 30.7% voting in favor of the proposal. Since 2013, nothing has changed that would merit a different result.

  •
  Our Board currently believes it is in the best interests of our company for the roles of our Chairman and Chief Executive Officer to be combined and to appoint a Lead Director from among our independent directors.

  •
  Our Board evaluates its policy on whether the roles of our Chairman and Chief Executive Officer should be combined on an annual basis.

  •
  Our Board believes that this leadership structure currently assists our Board in creating a unified vision for our company, streamlines accountability for our performance and facilitates our Board's efficient and effective functioning.

  •
  Further, our Board currently believes that Mr. Linebarger, our Chief Executive Officer, is the person best qualified to serve as our Chairman given his history in executive positions with our company and his skills and experience in the industries in which we operate. Our independent directors, with a proactive independent Lead Director and independent committee chairs, ensure that our Board as a whole, and not the Chairman alone, determines our Board's focus.

  •
  Based on these considerations, our Board believes that this remains the best leadership structure for our company at this time and that, operating under this structure, our Board is very effective in guiding our company and representing the interests of the shareholders. Our Board believes that retaining the flexibility to determine the best Board leadership structure based on the circumstances in effect from time to time best protects the interests of the shareholders.

The Board is truly independent and has an independent Lead Director with the authority to ensure proper checks and balances.

        With the exception of Mr. Linebarger, our Chairman and Chief Executive Officer, the Board is composed entirely of independent directors. Independent directors therefore make up 87% of the Board (90%, if Mr. Lynch and Mr. Di Leo are elected to the Board at the Annual Meeting). The majority of our independent directors have served on our Board for seven or fewer years, ensuring that our Board's decision-making reflects both experience and objectivity. As discussed under the heading "Other Information—Related-Party Transactions," none of our directors were involved in any related party transactions in 2014, demonstrating that our Board's decision-making was free from potential conflicts of interest.

        Our Board's meeting practices and leadership structure encourage independence. The independent directors meet at each regularly scheduled Board meeting in separate executive sessions without Mr. Linebarger present. These sessions are led by an independent Lead Director, who is selected by and from the independent directors.

        We have long been committed to having an independent Lead Director. The duties of the independent Lead Director are comprehensive and clearly delineated in our Corporate Governance Principles available on our Investor Relations site through www.cummins.com. Our independent Lead Director's responsibilities include:

  •
  Serving as Chairman of the Governance and Nominating Committee;

  •
  Conferring with the Chairman on, and approving, Board meeting agendas and meeting schedules to assure there is sufficient time for discussion of all agenda items;

  •
  Calling and presiding over all meetings of the Board at which the Chairman is not present, including executive sessions of independent Directors, and communicating feedback on these executive sessions to the Chairman;

  •
  Leading the annual performance reviews of the Chief Executive Officer and the Board;

  •
  Ensuring that there is open communication between our independent Directors and the Chairman and other management members;

  •
  Being available, when deemed appropriate by the Board, for consultation and direct communication with shareholders;

  •
  Reviewing, at her discretion, information to be sent to the Board; and

  •
  Conferring with the Chairman on other issues of corporate importance, as appropriate.

        Alexis M. Herman is currently our Lead Director. Ms. Herman was selected for this position because of her service on our Board since 2001, her experience as the U.S. Secretary of Labor and her other experiences in leadership positions in the private and public sectors.

        One of our longstanding governance practices is that all of the members (including the chairs) of the Audit Committee, the Compensation Committee and the Governance and Nominating Committee are independent directors, nominated by the Governance and Nominating Committee. When coupled with the independent composition of our Board, this governance practice ensures that independent directors oversee all critical Board governance matters, such as the integrity of the Company's financial statements, Chief Executive Officer and senior management compensation, and Board evaluation and selection of directors. In addition, the Board has long had established Corporate Governance Principles, which are available on our website.

The Board and our company are committed to the highest standards of corporate governance.

        Our corporate governance practices and policies are described in the section of this proxy statement entitled "Corporate Governance." As discussed in that section, we have had a longstanding commitment to good corporate governance. Our practices in the area of corporate responsibility have been recognized by various organizations. For example, in December 2014 we were one of 11 global companies to receive an award for excellence in corporate governance from the Institute of Directors. We have also been named one of the World's Most Ethical Companies by the Ethisphere Institute for eight consecutive years, we have been named to the Dow Jones Sustainability Index for nine consecutive years and Corporate Responsibility magazine has named Cummins to its list of the 100 Best Corporate Citizens 12 of the last 14 years.

        We have received strong ratings and shareholder support in the area of executive compensation. For example, in its 2014 review of our executive compensation practices, Institutional Shareholder Services rated each evaluation component as having a "low" level of concern, its most favorable rating. Our compensation practices also have received strong shareholder support, with more than 98% of votes cast in favor of the compensation of our named executive officers at our annual meeting in 2014.

        The proponent's supporting statement makes a number of generalized and vague allegations, some of which are based on a non-public report. We believe that these allegations are misinformed or unfounded and fail to demonstrate how the implementation of the proposal would improve our financial performance or otherwise benefit shareholders. As stated in our Corporate Governance Principles, we believe our Board should be free to select our Chairman and Chief Executive Officer in any way that seems best for our company at a given point in time. Our Board currently believes it is in the best interests of our company for the roles of our Chairman and Chief Executive Officer to be combined and to ensure proper checks and balances by appointing an independent Lead Director from among our independent directors. We believe this position is consistent with our Board's commitment to the highest standards of corporate governance, which is evidenced by our history of good governance practices and which has contributed to the strong shareholder returns described above and elsewhere in this proxy statement.

        FOR THESE REASONS, OUR BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE AGAINST THIS SHAREHOLDER PROPOSAL.

        The affirmative vote of a majority of the votes cast in person or by proxy at the Annual Meeting will be required to approve this proposal. Abstentions and broker non-votes will not affect the voting results for this proposal.

 STOCK OWNERSHIP OF DIRECTORS, MANAGEMENT AND OTHERS

        The following table sets forth information with respect to the beneficial ownership of our Common Stock as of March 10, 2015 by:

  •
  Each current director and director nominee;

  •
  Each executive officer appearing in the Summary Compensation Table;

  •
  All directors and executive officers as a group; and

  •
  Any person who is known by us to beneficially own more than 5% of the outstanding shares of our Common Stock based on our review of the reports regarding ownership filed with the SEC.

        Beneficial ownership is determined in accordance with the rules of the SEC and includes any shares over which a person exercises sole or shared voting or investment power. Under these rules, beneficial ownership also includes any shares as to which the individual or entity has the right to acquire beneficial ownership within 60 days of March 10, 2015 through the exercise of any stock option or other right. Shares subject to stock options or other rights are deemed to be outstanding for the purpose of computing the ownership percentage of the person beneficially holding these stock option or other rights, but are not deemed to be outstanding for the purpose of computing the ownership percentage of any other person.

Name	Amount and Nature of Beneficial Ownership(1)		Percent of Class
State Street Corporation	13,207,039	(2)	7.2%
One Lincoln Street
Boston, MA 02111
Capital World Investors	12,018,410	(3)	6.6%
333 South Hope Street
Los Angeles, CA 90071
Capital Research Global Investors	11,870,464	(4)	6.5%
333 South Hope Street
Los Angeles, CA 90071
The Vanguard Group	9,134,997	(5)	5.0%
100 Vanguard Blvd.
Malvern, PA 19355
Robert J. Bernhard	9,083		*
Pamela L. Carter	48,040	(6)	*
Franklin R. Chang Diaz	4,066		*
Bruno V. Di Leo	217		*
Stephen B. Dobbs	4,542		*
Richard J. Freeland	82,764	(7)	*
Robert K. Herdman	9,196		*
Alexis M. Herman	26,884		*
N. Thomas Linebarger	266,516	(8)	*
Thomas J. Lynch	2,000		*
William I. Miller	40,592	(9)	*
Georgia R. Nelson	17,773	(10)	*
Anant J. Talaulicar	44,354	(11)	*
Pat J. Ward	80,848	(12)	*
All directors and executive officers as a group, a total of 29 persons	1,059,730	(13)	*

*
Less than 1%.

(1)
Except as otherwise indicated, the voting and investment powers of the shares listed are held solely by the reported owner.

(2)
The source of this information is a Schedule 13G filed February 12, 2015 with the SEC disclosing beneficial ownership of our Common Stock by State Street Corporation. State Street disclosed in its Schedule 13G that it has shared investment and voting power for all of the shares. State Street is the trustee of certain employee benefit plans sponsored by us which are subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). Shares of Common Stock are held in trust for the benefit of employees in the plans. As of December 31, 2014, based on information provided to us by State Street, in its capacity as trustee, it held 13,207,039 shares of Common Stock on behalf of the plans, some of which had not been allocated to plan participants. As plan trustee, State Street votes unallocated shares and shares allocated to participants' accounts as directed by participants. Shares of our Common Stock held by State Street, as trustee on behalf of the plans, as to which participants have made no timely voting directions are voted by the plan trustee in the same proportions as shares for which directions are received (subject to the trustee's responsibilities under Section 404 of ERISA).

(3)
The source of this information is a Schedule 13G/A filed February 13, 2015 with the SEC disclosing beneficial ownership of our Common Stock by Capital World Investors and its related companies. Capital World Investors and its related companies stated in their Schedule 13G/A that they have sole investment and voting power for all of the shares.

(4)
The source of this information is a Schedule 13G filed February 13, 2015 with the SEC disclosing beneficial ownership of our Common Stock by Capital Research Global Investors and its related companies. Capital Research Global Investors and its related companies stated in their Schedule 13G that they have sole investment and voting power for all of the shares.

(5)
The source of this information is a Schedule 13G filed February 10, 2015 with the SEC disclosing beneficial ownership of our Common Stock by The Vanguard Group and its related companies. The Vanguard Group and its related companies stated in their Schedule 13G that they have sole investment power for 8,853,191 shares and sole voting power for 295,490 shares.

(6)
Includes 25,790 shares that may be purchased upon the exercise of vested stock options within 60 days of March 10, 2015.

(7)
Includes 50,180 shares that may be purchased upon the exercise of vested stock options within 60 days of March 10, 2015.

(8)
Includes 26,140 shares held by Mr. Linebarger's spouse and 151,840 shares that may be purchased upon the exercise of vested stock options within 60 days of March 10, 2015.

(9)
Includes 500 shares held in the Miller Annual Exclusion Trust.

(10)
Includes 4,477 shares held by Ms. Nelson's spouse.

(11)
Includes 25,320 shares that may be purchased upon the exercise of vested stock options within 60 days of March 10, 2015.

(12)
Includes 40,100 shares that may be purchased upon the exercise of vested stock options within 60 days of March 10, 2015.

(13)
Includes 510,604 shares that may be purchased upon the exercise of vested stock options within 60 days of March 10, 2015.

 OTHER BUSINESS

        Our Board does not know of any business to be presented for action at the Annual Meeting other than that set forth in the Notice of Annual Meeting of Shareholders as reflected in Items 1 through 13 on the proxy card, and as referenced in this proxy statement. Under the terms of our by-laws, moreover, since the deadline for notice of additional business has passed, no additional business may be presented by shareholders for action at the Annual Meeting.

OTHER INFORMATION
Related-Party Transactions

        Our company, together with our subsidiaries and affiliates, is a global company with extensive operations in the U.S. and many foreign countries. We have thousands of employees with widespread authority to purchase goods and services. Because of these far-reaching activities, we encounter transactions and business arrangements with persons, businesses and other organizations in which one of our directors, executive officers or nominees for director, significant investors or their immediate families, may also be a director, executive officer, or have some other direct or indirect material interest. Such transactions and arrangements, which we refer to as related-party transactions, have the potential to create actual or perceived conflicts of interest.

        As a result, the Audit Committee of our Board has established, and our Board has approved, a written policy and procedures for review, approval or ratification of any related-party transactions or proposed transactions where the amount involved in any year exceeds or will exceed $120,000. These procedures require that, in deciding whether to approve such a related-party transaction involving a director, director nominee, executive officer, holder of more than five percent of our Common Stock or their immediate family members, the Audit Committee must consider, among other factors:

  •
  Information about the goods and services to be or being provided by or to the related party;

  •
  The nature of the transaction and the costs to be incurred by us or payments to us;

  •
  An analysis of the costs and benefits associated with the transaction;

  •
  The business advantage we would gain by engaging in the transaction; and

  •
  An analysis of the significance of the transaction to us and the related party.

        To receive Audit Committee approval, a related party transaction must be on terms that are believed to be fair and reasonable to us. Our policy requires that there be a business or corporate interest supporting the transaction and that the transaction be in the best interest of us and our shareholders.

        Based on information known to us, we believe there were no transactions during 2014 in which we were or are to be a participant in which the amount involved exceeded or will exceed $120,000, and in which any director, director nominee, executive officer, holder of more than five percent of our Common Stock at the time of the transaction or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers and directors, and persons who beneficially own more than 10% of our Common Stock, to file reports of ownership and changes in ownership of such securities with the SEC and the NYSE. Copies of these reports must also be furnished to us. Based solely upon a review of the copies of the forms filed under Section 16(a) and furnished to us, written representations from reporting persons after inquiry, and forms filed by us on the reporting person's behalf, we believe that all filing requirements under Section 16(a) applicable to our executive officers and directors were complied with during 2014.

 Shareholder Proposals

        Shareholders may submit proposals to be considered for shareholder action at our 2016 Annual Meeting of Shareholders and inclusion in our proxy statement and proxy card if they do so in accordance with the appropriate regulations of the SEC. For such proposals to be considered for inclusion in our proxy statement and form of proxy card for our 2016 Annual Meeting of Shareholders, they must be received by our Secretary no later than November 28, 2015.

        If a shareholder desires to bring proper business before an annual meeting of shareholders which is not the subject of a proposal timely submitted for inclusion in our proxy statement and form of proxy as described above, the shareholder must follow procedures outlined in our by-laws. Pursuant to our by-laws, a shareholder may bring business to be considered at the annual meeting, provided that the shareholder (i) is a shareholder of record at the time of giving notice to us of the of the business and is entitled to vote at the annual meeting where the business will be considered, and (ii) complies with the applicable notice procedures set forth in our by-laws. Our by-laws provide that, in the case of business other than the election of directors, the shareholder bringing the business must deliver written notice of the business to our Secretary no later than 90 days preceding the date the meeting is scheduled to occur in the notice of such meeting first given to shareholders, which we refer to as the "originally scheduled date," unless such date is earlier than the first anniversary of the date set forth in our first mailed definitive proxy materials for the prior year's annual meeting, in which case written notice of the proposal must be delivered not later than the close of business on the 10th day following the first public disclosure of the earlier date.

        Each required notice must contain certain information, including information about the shareholder, as prescribed by the by-laws.

Legal Matters Involving Directors

        From 1990 to 2009, William I. Miller was Chairman and CEO of Irwin Financial Corporation, a diversified financial services company. On September 18, 2009, Irwin Financial Corporation filed a voluntary petition for relief under Chapter 7 of Title 11 of the United States Code before the United States Bankruptcy Court for the Southern District of Indiana.

Expenses of Solicitation

        The cost of this proxy solicitation will be borne by us. We will solicit proxies by mailing proxy materials to certain shareholders and a Notice of Internet Availability of Proxy Materials to all other shareholders; for shareholders that do not receive the full proxy materials, printed copies will be sent upon request as provided below and as provided in the Notice of Internet Availability of Proxy Materials.

        We have retained Morrow & Co., LLC, 470 West Avenue, Stamford, Connecticut 06902, to assist us in the solicitation of proxies for a fee not to exceed $9,000 plus expenses. Proxies may also be solicited by mail, telephone, e-mail or fax by our directors, officers and employees who will not be separately compensated for such services. Banks, brokerage houses and other institutions, nominees or fiduciaries will be reimbursed for their reasonable expenses incurred in forwarding proxy materials to the beneficial owners of our Common Stock upon request.

Delivery of Proxy Materials to Households

        Pursuant to the rules of the SEC, services that deliver our communications to shareholders that hold their stock through a bank, broker or other holder of record may deliver to multiple shareholders sharing the same address a single copy of our Notice of Internet availability of Proxy Materials and, as applicable, a printed version of our annual report to shareholders and this proxy statement. Upon oral or written request, we will promptly deliver a separate copy of the Notice of Internet Availability of Proxy Materials,

annual report to shareholders and/or proxy statement to any shareholder at a shared address to which a single copy of the document was delivered.

        Shareholders sharing an address may also request delivery in the future of a single copy of a Notice of Internet Availability of Proxy Materials, annual report to shareholders and/or proxy statement if they are currently receiving multiple copies of such documents. Shareholders may notify us of their requests by calling or writing to our Secretary at (317) 610-2500 or Cummins Inc., Mail Code 60903, 500 Jackson Street, Columbus, Indiana 47201.

March 30, 2015

        We will furnish to any shareholder, without charge, a copy of our Annual Report on Form 10-K. You may also obtain a copy of the Form 10-K by writing to Mark J. Sifferlen, Secretary, Cummins Inc., Mail Code 60903, 500 Jackson Street, Columbus, Indiana 47201 or on our website at www.cummins.com.

 CUMMINS ANNUAL SHAREHOLDER MEETING
May 12, 2015—11:00 A.M. (Eastern Daylight Saving Time)

COLUMBUS ENGINE PLANT
500 CENTRAL AVENUE

Taylorsville
Interchange
LOCATION OF
ANNUAL MEETING
U.S. 31
COLUMBUS
Indianapolis 38 Mi.
Interstate
I-65
U.S. 11
Washington St.
25th.
Central Ave.
Taylor Rd.
Route 46
Greenburg 28 Mi.
11th.
10th.
7th.
Marr Road
Route 46
3rd.
2nd.
McKinley
Indiana Ave.
U.S. 31
N
Gladstone
Seymour 17 Mi.
Louisville 64 Mi.
U.S. 11
Route 7
N. Vernon 17 Mi.

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owner) Date KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. M84257-P60820 shareowner services p.o. box 64945 st. paul, mn 55164-0945 VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ElEcTRONIc DElIVERY Of fuTuRE PROXY MATERIAlS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIl Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. In order to assure that your proxy card is tabulated in time to be voted at the meeting, you must return your proxy card to the above address by noon, Eastern Time, on May 11, 2015. cuMMINS INc. 1) N. Thomas Linebarger 2) Robert J. Bernhard 3) Dr. Franklin R. Chang Diaz 4) Bruno V. Di Leo Allen 5) Stephen B. Dobbs 6) Robert K. Herdman 7) Alexis M. Herman 8) Thomas J. Lynch 9) William I. Miller 10) Georgia R. Nelson Election of Directors Nominees: The Board of Directors recommends you vote fOR the following: Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! for Against Abstain 11) Advisory vote to approve the compensation of the named executive officers as disclosed in the proxy statement. 12) Proposal to ratify the appointment of PricewaterhouseCoopers LLP as auditors for 2015. 13) Shareholder proposal regarding independent Board Chair. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. ! ! ! ! ! ! ! ! ! The Board of Directors recommends you vote fOR the following proposals: The Board of Directors recommends you vote AGAINST the following proposal: for Against Abstain ! ! ! ! ! !

M84258-P60820 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement, Annual Report and Shareholder Letter are available at www.proxyvote.com. cuMMINS INc. Annual Meeting of Shareholders May 12, 2015 at 11:00 a.m. This proxy is solicited by the Board of Directors The shareholder(s) hereby appoint(s) N. Thomas Linebarger as proxy, with the power to appoint his substitute, and hereby authorize(s) him to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of CUMMINS INC. that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 11:00 a.m., EDT on May 12, 2015, at the Columbus Engine Plant, 500 Central Avenue, Columbus, IN 47201, and any adjournment or postponement thereof. This appointment of a proxy does not apply to shares of Cummins Inc. common stock held in the Cummins Retirement and Savings Plans (the "Cummins RSPs"), which are addressed below. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. This card also constitutes voting instructions to the trustee of the Cummins RSPs. If you are a participant in a Cummins RSP and shares of Cummins Inc. common stock are held in your account, by providing voting instructions you will be considered a named fiduciary with respect to the shares allocated to your account solely for purposes of this proxy solicitation. If no voting instructions are provided, shares held in these accounts will be voted in the same manner and proportion as shares with respect to which valid voting instructions were received. Any instructions received by the trustee from participants regarding their vote shall be confidential. Cummins RSP participants are invited to attend the annual meeting. However, they cannot vote the shares in their accounts at the annual meeting. continued and to be signed on reverse side

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NOTICE OF 2015 ANNUAL MEETING OF SHAREHOLDERS
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2015 ANNUAL SHAREHOLDER MEETING TO BE HELD ON MAY 12, 2015: the Annual Report and Proxy Statement are available at www.proxyvote.com
PROXY STATEMENT FOR 2015 ANNUAL SHAREHOLDERS MEETING
CORPORATE GOVERNANCE
ELECTION OF DIRECTORS (Items 1 through 10 on the Proxy Card)
NOMINEES FOR BOARD OF DIRECTORS
COMPENSATION RISK ASSESSMENT
EXECUTIVE COMPENSATION COMPENSATION DISCUSSION AND ANALYSIS
Compensation Committee Report
OPTION EXERCISES AND STOCK VESTED IN 2014
PENSION BENEFITS FOR 2014
NON-QUALIFIED DEFERRED COMPENSATION IN 2014
POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL
ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS (Item 11 on the Proxy Card)
DIRECTOR COMPENSATION
SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS (Item 12 on the Proxy Card)
Audit Committee Report
SHAREHOLDER PROPOSAL REGARDING INDEPENDENT BOARD CHAIR (Item 13 on the Proxy Card)
Proposal 13—Independent Board Chairman
Independent Board Chairman—Proposal 13
Company Response
CUMULATIVE TOTAL RETURN
STOCK OWNERSHIP OF DIRECTORS, MANAGEMENT AND OTHERS
OTHER BUSINESS
OTHER INFORMATION Related-Party Transactions
Section 16(a) Beneficial Ownership Reporting Compliance
Shareholder Proposals
Legal Matters Involving Directors
Expenses of Solicitation
Delivery of Proxy Materials to Households
CUMMINS ANNUAL SHAREHOLDER MEETING May 12, 2015—11:00 A.M. (Eastern Daylight Saving Time) COLUMBUS ENGINE PLANT 500 CENTRAL AVENUE